IndyMac INDX Mortgage Loan Trust 2007-AR9




                               Final Term Sheet



                          [IndyMac Bank, F.S.B. LOGO]



                          $412,730,100 (Approximate)




                               IndyMac MBS, Inc.
                                   Depositor


                             IndyMac Bank, F.S.B.
                         Sponsor, Seller and Servicer

         This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

         The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

         THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

         This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

         The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED APRIL 26, 2007
                   IndyMac INDX Mortgage Loan Trust 2007-AR9

                                 $412,730,100
       Distributions are payable monthly on the 25th day of each month, beginning May 25, 2007

         The issuing entity will issue the following classes of certificates:



--------------------- -------------------- ----------------- ------------------ ------------------- ------------------
                      Initial Class                                             Initial Class
                      Certificate          Pass-Through                         Certificate         Pass-Through
Class                 Balance(1)           Rate(2)           Class              Balance(1)          Rate(2)
--------------------- -------------------- ----------------- ------------------ ------------------- ------------------
Class 1-A-1           $114,435,000           Variable        Class 3-A-2        $ 22,145,000           Variable
--------------------- -------------------- ----------------- ------------------ ------------------- ------------------
Class 1-X             $114,435,000(3)        0.300000%       Class 3-X          $177,155,000(3)        0.188493%
--------------------- -------------------- ----------------- ------------------ ------------------- ------------------
Class 2-A-1           $ 80,390,000           Variable        Class A-R          $        100           Variable
--------------------- -------------------- ----------------- ------------------ ------------------- ------------------
Class 2-X             $ 80,390,000(3)        0.300000%       Class B-1          $  9,235,000           Variable
--------------------- -------------------- ----------------- ------------------ ------------------- ------------------
Class C-M             $ 21,645,000           Variable        Class B-2          $  6,090,000           Variable
--------------------- -------------------- ----------------- ------------------ ------------------- ------------------
Class 3-A-1           $155,010,000           Variable        Class B-3          $  3,780,000           Variable
--------------------- -------------------- ----------------- ------------------ ------------------- ------------------

----------
(1) This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.
(2) The pass-through rates are calculated as described in this free writing prospectus under "Summary--Description of the Certificates."
(3) The Class 1-X, Class 2-X and Class 3-X Certificates are interest only, notional amount certificates. The initial notional amounts for the Class 1-X, Class 2-X and Class 3-X Certificates are set forth in the table above but are not included in the aggregate class certificate balance of the offered certificates.

                                    Summary

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, carefully read this entire document and the accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision.



Issuing Entity

IndyMac INDX Mortgage Loan Trust 2007-AR9, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705,
Attention: Trust Administration IN07A9, and its telephone number is (714) 247-6000.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of April 1, 2007 among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For each mortgage loan, the later of April 1, 2007 and the origination date of that mortgage loan.

Closing Date

On or about April 27, 2007.

The Mortgage Loans

The mortgage pool will consist primarily of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four- family residential properties. The mortgage loans will be divided into three groups. Each group of mortgage loans is referred to as a "loan group."

The mortgage rate on each mortgage loan is fixed for a specified period after origination after which the mortgage rate is adjustable, based on a specified index. The aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date is expected to be approximately as follows:

     Loan             Aggregate           Fixed Rate
    Group       Principal Balance ($)   Period (months)
    -----       ---------------------   ---------------
      1            $135,624,991.94            84
      2            $95,273,667.80             84
      3            $188,965,193.57            120

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance    $135,624,991.94

Geographic Concentrations in excess
   of 10%:

California                                      55.69%

Weighted Average Original LTV Ratio             71.00%

Weighted Average Mortgage Rate                  6.139%

Range of Mortgage Rates                      5.000% to
                                                6.500%

Average Current Principal Balance          $544,678.68

Range of Current Principal Balances      $47,233.00 to
                                         $3,000,000.00

Weighted Average Remaining Term to          359 months
   Maturity

Weighted Average FICO Credit Score*                730

Weighted Average Gross Margin                   2.712%

Weighted Average Maximum Mortgage              11.151%
   Rate

Weighted Average Minimum Mortgage               2.712%
   Rate

Range of Months to Next Rate                  79 to 85
   Adjustment Date

--------------------
* Not including the mortgage loans for which the FICO Credit Score was not available.


As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance     $95,273,667.80

Geographic Concentrations in excess
   of 10%:

California                                      46.35%

New York                                        10.69%

Weighted Average Original LTV Ratio             75.36%

Weighted Average Mortgage Rate                  6.742%

Range of Mortgage Rates                      6.250% to
                                                8.750%

Average Current Principal Balance          $388,872.11

Range of Current Principal Balances      $77,000.00 to
                                         $1,775,000.00

Weighted Average Remaining Term to          359 months
   Maturity

Weighted Average FICO Credit Score*                709

Weighted Average Gross Margin                   2.681%

Weighted Average Maximum Mortgage Rate         11.854%

Weighted Average Minimum Mortgage Rate          2.681%

Range of Months to Next Rate                  76 to 85
   Adjustment Date

--------------------
* Not including the mortgage loans for which the FICO Credit Score was not available.



As of the cut-off date, the mortgage loans in loan group 3 had the following characteristics:

Aggregate Current Principal Balance    $188,965,193.57

Geographic Concentrations in excess
   of 10%:

California                                      65.35%

Weighted Average Original LTV Ratio             69.51%

Weighted Average Mortgage Rate                  6.446%

Range of Mortgage Rates                      5.000% to
                                                9.250%

Average Current Principal Balance          $501,233.94

Range of Current Principal Balances      $45,600.00 to
                                         $3,000,000.00

Weighted Average Remaining Term to          360 months
   Maturity

Weighted Average FICO Credit Score*                726

Weighted Average Gross Margin                   2.660%

Weighted Average Maximum Mortgage              11.544%
   Rate

Weighted Average Minimum Mortgage               2.660%
   Rate





Range of Months to Next Rate                105 to 121
   Adjustment Date

-------------------
* Not including the mortgage loans for which the FICO Credit Score was not available.


As of the cut-off date, the mortgage loans in loan group 1 and loan group 2 combined had the following characteristics:

Aggregate Current Principal Balance    $230,898,659.74

Geographic Concentrations in excess
   of 10%:

California                                      51.83%

Weighted Average Original LTV Ratio             72.80%

Weighted Average Mortgage Rate                  6.387%

Range of Mortgage Rates                      5.000% to
                                                8.750%

Average Current Principal Balance          $467,406.19

Range of Current Principal Balances      $47,233.00 to
                                         $3,000,000.00

Weighted Average Remaining Term to          359 months
   Maturity

Weighted Average FICO Credit Score*                722

Weighted Average Gross Margin                   2.700%

Weighted Average Maximum Mortgage              11.441%
   Rate

Weighted Average Minimum Mortgage               2.700%
   Rate

Range of Months to Next Rate                  76 to 85
   Adjustment Date

-----------------
* Not including the mortgage loans for which the FICO Credit Score was not available.


As of the cut-off date, the mortgage loans, in the aggregate, had the following characteristics:

Aggregate Current Principal Balance      $419,863,853.31

Geographic Concentrations in excess
   of 10%:

California                                        57.92%

Weighted Average Original LTV Ratio               71.32%

Weighted Average Mortgage Rate                    6.414%


Range of Mortgage Rates                 5.000% to 9.250%

Average Current Principal Balance            $482,048.05

Range of Current Principal Balances        $45,600.00 to
                                           $3,000,000.00

Weighted Average Remaining Term to            359 months
   Maturity

Weighted Average FICO Credit Score*                  724

Weighted Average Gross Margin                     2.682%

Weighted Average Maximum Mortgage                11.488%
   Rate

Weighted Average Minimum Mortgage                 2.682%
   Rate

Range of Months to Next Rate                   76 to 121
   Adjustment Date

---------------------
* Not including the mortgage loans for which the FICO Credit Score was not available.

Description of the Certificates

The issuing entity will issue the following classes of certificates:



                                 Initial
                     Related     Class                                  Final Scheduled    Modeled Final   Initial Rating
                     Loan        Certificate                            Distribution       Distribution    (Moody's/S&P)
Class                Group       Balance (1)           Type             Date               Date            (2)
----------------     -------     -----------         ---------------    ---------------    -------------   --------------

Offered
Certificates
1-A-1..........               1      $114,435,000       Senior/Super        June 2037      April 2037            Aaa/AAA
                                                     Senior/Variable
                                                                Rate
1-X............               1  $114,435,000 (3)    Senior/Notional       April 2014      April 2014            Aaa/AAA
                                                     Amount/Interest
                                                     Only/Fixed Rate
2-A-1..........               2       $80,390,000       Senior/Super        June 2037      April 2037            Aaa/AAA
                                                     Senior/Variable
                                                                Rate
2-X............               2   $80,390,000 (3)    Senior/Notional       April 2014      April 2014            Aaa/AAA
                                                     Amount/Interest
                                                     Only/Fixed Rate
C-M............         1 and 2       $21,645,000    Senior/Support/        June 2037      April 2037            Aaa/AAA
                                                            Variable
                                                      Rate/Component
3-A-1..........               3      $155,010,000       Senior/Super        June 2037      April 2037            Aaa/AAA
                                                    Senior/ Variable
                                                                Rate
3-A-2..........               3       $22,145,000    Senior/Support/        June 2037      April 2037            Aaa/AAA
                                                       Variable Rate
3-X............               3  $177,155,000 (3)    Senior/Notional       April 2017      April 2017            Aaa/AAA
                                                     Amount/Interest
                                                     Only/Fixed Rate
A-R............               1              $100       Senior/REMIC        June 2037        May 2007             NR/AAA
                                                            Residual
B-1............      1, 2 and 3        $9,235,000       Subordinate/        June 2037      April 2037             Aa2/AA
                                                       Variable Rate
B-2............      1, 2 and 3        $6,090,000       Subordinate/        June 2037      April 2037               A2/A
                                                       Variable Rate
B-3............      1, 2 and 3        $3,780,000       Subordinate/        June 2037      April 2037           Baa2/BBB
                                                       Variable Rate
Non-Offered
Certificates(4)
Class P-1......      1, 2 and 3              $100         Prepayment              N/A             N/A                N/A
                                                             Charges
Class P-2......      1, 2 and 3              $100         Prepayment              N/A             N/A                N/A
                                                             Charges
Class L........      1, 2 and                 N/A  Late Payment Fees              N/A             N/A                N/A
                              3
Class B-4......      1, 2 and 3        $3,780,000       Subordinate/        June 2037      April 2037              NR/BB
                                                       Variable Rate
Class B-5......      1, 2 and 3        $1,885,000       Subordinate/        June 2037      April 2037               NR/B
                                                       Variable Rate
Class B-6......      1, 2 and 3        $1,468,753       Subordinate/        June 2037      April 2037              NR/NR
                                                       Variable Rate

------------------------------------------------------------------------------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.
(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"). These ratings may be lowered or withdrawn at any time by either of the rating agencies.
(3) The notional amount of this class of certificates will be calculated as described in this free writing prospectus under "Description of the Certificates--Notional Amount Certificates."
(4) The Class P-1, Class P-2, Class L, Class B-4, Class B-5 and Class B-6 Certificates are not offered by this free writing prospectus. The Class P-1 and Class P-2 Certificates will be entitled to receive all prepayment charges collected on the mortgage loans. The Class L Certificates will be entitled to receive all late payment fees collected on the mortgage loans. Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:


                          Initial Pass-Through                              Interest Accrual           Interest Accrual
Class                     Rate (1)                  Pass-Through Rate       Period                     Convention
---------------------     --------------------      -----------------       ----------------           ----------------

Offered Certificates
1-A-1............                  5.522523%                     (2)        calendar month (3)             30/360 (4)
1-X..............                  0.300000%           0.300000% (5)        calendar month (3)             30/360 (4)
2-A-1............                  6.083048%                     (6)        calendar month (3)             30/360 (4)
2-X..............                  0.300000%           0.300000% (5)        calendar month (3)             30/360 (4)
C-M..............                  6.053777%                     (7)        calendar month (3)             30/360 (4)
3-A-1............                  6.000000%                     (8)        calendar month (3)             30/360 (4)
3-A-2............                  6.000000%                     (8)        calendar month (3)             30/360 (4)
3-X..............                  0.188493%           0.188493% (9)        calendar month (3)             30/360 (4)
A-R..............                  5.822523%                    (10)        calendar month (3)             30/360 (4)
B-1..............                  6.114433%                    (11)        calendar month (3)             30/360 (4)
B-2..............                  6.114433%                    (11)        calendar month (3)             30/360 (4)
B-3..............                  6.114433%                    (11)        calendar month (3)             30/360 (4)
Non-Offered
Certificates
Class P-1........                       (12)                    (12)                       N/A                    N/A
Class P-2........                       (12)                    (12)                       N/A                    N/A
Class L..........                       (12)                    (12)                       N/A                    N/A
Class B-4........                  6.114433%                    (11)        calendar month (3)             30/360 (4)
Class B-5........                  6.114433%                    (11)        calendar month (3)             30/360 (4)
Class B-6........                  6.114433%                    (11)        calendar month (3)             30/360 (4)


----------------
(1)  Reflects the expected pass-through rate as of the closing date.
(2) The pass-through rate for the Class 1-A-1 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1 minus the pass-through rate for the Class 1-X Certificates.
(3)  These certificates will settle with accrued interest.
(4) Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.
(5) The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be (x) up to and including the distribution date in April 2014, 0.300000% per annum, and
     (y) any distribution date thereafter, 0.000000% per annum.
(6) The pass-through rate for the Class 2-A-1 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 2 minus the pass-through rate for the Class 2-X Certificates.
(7) The pass-through rate for the Class C-M Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average of the pass-through rate on its components. The pass-through rate on each component for the interest accrual period for each distribution date will equal the weighted average adjusted net mortgage rate of the mortgage loans in the related loan group.
(8) The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 3 minus the pass-through rate for the Class 3-X Certificates.
(9) The pass-through rate for the Class 3-X Certificates for the interest accrual period related to any distribution date will be (x) up to and including the distribution date in April 2017, 0.188493% per annum, and
     (y) any distribution date thereafter, 0.000000% per annum.
(10) The pass-through rate for the Class A-R Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in the corresponding loan group.
(11) The pass-through rate for each class of subordinated certificates for the interest accrual period for any distribution date will equal (i) the sum of the following for each loan group: the product of (x) the weighted average adjusted net mortgage rate of the mortgage loans in that loan group as of the first day of the prior calendar month and (y) the related assumed balance, divided by (ii) the sum of the assumed balances for each loan group immediately prior to that distribution date.
(12) The Class P-1, Class P-2 and Class L Certificates will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation                     Class of Certificates
-----------------------         ---------------------------------------------
Senior                          Group 1 Certificates, Group 2
   Certificates:                Certificates and Group 3 Certificates
Subordinate                     Class B-1, Class B-2, Class B-3,
   Certificates:                Class B-4, Class B-5 and Class B-6
                                Certificates
Group 1                         Class 1-A-1, Class 1-X and
   Certificates                 Class A-R Certificates and Class
                                C-M-1 Component
Group 2                         Class 2-A-1 and Class 2-X
   Certificates                 Certificates and Class C-M-2
                                Component
Group 3                         Class 3-A-1, Class 3-A-2 and
   Certificates                 Class 3-X Certificates

Offered                         Group 1 Certificates, Group 2
   Certificates:                Certificates, Group 3 Certificates,
                                Class B-1, Class B-2 and Class B-3
                                Certificates
Super Senior                    Class 1-A-1, Class 2-A-1 and
   Certificates:                Class 3-A-1 Certificates
Support                         Class C-M-1 Component, Class C-M-2
   Components and               Component and Class 3-A-2
   Certificates:                Certificates
Components:                     Class C-M-1 Component and
                                Class C-M-2 Component


Record Date

The last business day of the month preceding the month of a distribution date.

Denominations

The senior certificates (other than the Class A-R Certificates):

$25,000 and multiples of $1.

Class B-1, Class B-2 and Class B-3 Certificates:

$25,000 and multiples of $1.

Class A-R Certificates:

$100.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for May 25, 2007.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates and component is shown in the table on page S-9.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class and component of certificates will be entitled to receive:

     o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance, notional amount or component balance immediately prior to that distribution date; plus

     o    any interest remaining unpaid from prior distribution dates; minus

     o any net interest shortfalls allocated to that class or component for that distribution date.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans in a loan group exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each related class and component of certificates will be reduced proportionately by the amount of this excess.

For each class of certificates, any unpaid interest amount (which is interest due, but not distributed, on a prior distribution date) will be distributable as and to the extent described in this free writing prospectus.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each interest-bearing class and component of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group resulting from:

     o    prepayments on the mortgage loans; and

     o reductions in the interest rate on the related mortgage loans due to Servicemembers Civil Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes and component of the related senior certificates based on their respective entitlements and the classes of subordinated certificates, based on interest accrued on each such subordinated class' share of the assumed balance, as described more fully in this free writing prospectus under "Description of the Certificates -- Interest," in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related classes and component of certificates in the order described below under "-- Priority of Distributions Among Certificates," interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class and component of certificates will be entitled to receive on the next distribution date.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loans in a loan group (after the fees and expenses described under the next heading are subtracted):

     o all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

     o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures;

     o net proceeds from the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

     o subsequent recoveries with respect to mortgage loans in that loan group;

     o partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer, and the compensating interest; and

     o any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the servicer during the applicable period.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

     o the servicing fee and additional servicing compensation due to the servicer;

     o    the trustee fee due to the trustee;

     o    any lender paid mortgage insurance premiums;

     o amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

     o all prepayment charges (which are distributable only to the Class P-1 and Class P-2 Certificates);

     o all late payment fees (which are distributable only to the Class L Certificates); and

     o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement.

Any amounts paid from collections on the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan that will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will be either 0.250% or 0.375% per annum. The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation

The servicer is also entitled to receive, as additional servicing compensation, assumption fees and other similar charges (excluding prepayment charges and late payment fees), all investment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to the mortgage loans.

Source and Priority of Payments

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

     o to interest on each interest-bearing class or component of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

     o to principal of the classes of senior certificates and component relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

     o to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth below; and

     o    from any remaining available amounts, to the Class A-R Certificates.

Principal Distributions

Generally, principal collections from the mortgage loans in a loan group are allocated to the senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

     o in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance and component balance of the related senior certificates and component to the aggregate stated principal balance of the mortgage loans in that loan group and

     o in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates and component is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described in this free writing prospectus, if the specified conditions are met.

Notwithstanding the foregoing,

     o no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied and

     o if the aggregate subordination percentage meets a certain threshold and certain conditions related to loss and delinquency performance of the mortgage loans in each loan group are satisfied (referred to as the "two-times test"), each senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their notional amount.

Senior Certificates:

On each distribution date, the principal amount for each loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the classes of senior certificates as follows:

     o    with respect to loan group 1, in the following priority:

          1) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

          2) concurrently, to the Class 1-A-1 Certificates and Class C-M-1 Component, pro rata, until the class certificate balance and component balance thereof are reduced to zero.

     o with respect to loan group 2, concurrently, to the Class 2-A-1 Certificates and Class C-M-2 Component, pro rata, until the class certificate balance and component balance thereof are reduced to zero.

     o with respect to loan group 3, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until the class certificate balances thereof are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the classes of subordinated certificates in order of their distribution priorities, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount from all loan groups; provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a "restricted class"), the restricted class will not receive distributions of principal prepayments. Instead, the portion of principal prepayments otherwise distributable to the restricted class will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan in lieu of refinancing at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification. In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination).

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, each class of subordinated certificates will have a distribution priority over the class or classes of certificates with a higher numerical designation, if any.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the related senior certificates and component (other than the notional amount certificates) in accordance with the priorities set forth under "Description of the Certificates--Allocation of Losses." However, any realized losses on the mortgage loans in a loan group that would otherwise be allocated to the related class of super senior certificates will instead be allocated to the related class or component of support certificates until its class certificate balance or component balance is reduced to zero.

Additionally, as described above under "--Principal Distributions," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If the senior certificates and component of one group have been paid in full before the senior certificates and component of the other groups, all principal on the mortgage loans related to the senior certificate group that was paid in full will be distributed to the remaining senior certificates and component on a pro rata basis. However, those distributions will not be made if the level of subordination provided to the senior certificates has doubled from the original level and the delinquency performance of the mortgage loans satisfies the test described in this free writing prospectus under "Description of the Certificates--Cross-Collateralization."

If on any distribution date the aggregate class certificate balance and component balance of the senior certificates and component of a senior certificate group, after giving effect to distributions to be made on that distribution date, is greater than the aggregate stated principal balance of the mortgage loans in the related loan group (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, until the aggregate class certificate balance and component balance of the senior certificates of the undercollateralized group equals the aggregate stated principal balance of the mortgage loans in that loan group (such distribution, an "undercollateralization distribution"). If the senior certificates of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan groups remaining after all required amounts for that distribution date have been distributed to the senior certificates of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this "--Cross-Collateralization" section will be made in accordance with the priorities set forth below under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" and "-- Subordinated Principal Distribution Amount."

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class L and Class A-R Certificates, will represent the regular interests in the Master REMIC. The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                               The Mortgage Pool

                                 Loan Group 1


               Mortgage Rates for the Group 1 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of                    Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Mortgage Rates (%)          Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      -----------      -----------
4.501 - 5.000..........             7     $ 4,498,534.32           3.32%     5.000%       746        $642,647.76        74.57%
5.001 - 5.500..........            10       4,325,400.00           3.19      5.451        764         432,540.00        67.47
5.501 - 6.000..........            60      40,211,045.46          29.65      5.895        742         670,184.09        70.68
6.001 - 6.500..........           172      86,590,012.16          63.85      6.345        722         503,430.30        71.14
                            ---------    ---------------     -----------
    Total..............           249    $135,624,991.94         100.00%
                            =========    ===============     ===========
---------
(1)  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1
     Mortgage Loans was approximately 6.139% per annum.



                           Current Principal Balances for the Group 1 Mortgage Loans(1)



                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Current Mortgage   Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan Principal Balances ($) Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
--------------------------- ---------    ---------------     -----------   --------    --------      -----------      -----------
0.01 - 50,000.00...........         1      $   47,233.00          0.03%      6.500%       785        $ 47,233.00         6.59%
100,000.01 - 150,000.00....         7         855,350.00           0.63      6.315        740         122,192.86        56.07
150,000.01 - 200,000.00....        18       3,201,652.25           2.36      6.196        710         177,869.57        73.27
200,000.01 - 250,000.00....        18       4,081,757.06           3.01      6.085        729         226,764.28        68.34
250,000.01 - 300,000.00....        21       5,921,997.65           4.37      6.109        714         281,999.89        74.29
300,000.01 - 350,000.00....        28       9,132,188.11           6.73      6.198        737         326,149.58        75.95
350,000.01 - 400,000.00....        15       5,691,160.75           4.20      6.089        717         379,410.72        68.15
400,000.01 - 450,000.00....        17       7,194,067.11           5.30      6.177        720         423,180.42        75.87
450,000.01 - 500,000.00....        11       5,189,500.00           3.83      6.134        696         471,772.73        76.62
500,000.01 - 550,000.00....        16       8,426,848.16           6.21      6.229        719         526,678.01        73.75
550,000.01 - 600,000.00....        18      10,379,409.14           7.65      6.056        743         576,633.84        69.50
600,000.01 - 650,000.00....        10       6,324,343.05           4.66      6.312        722         632,434.31        75.80
650,000.01 - 700,000.00....         7       4,728,500.00           3.49      6.248        744         675,500.00        73.57
700,000.01 - 750,000.00....         7       5,045,980.30           3.72      6.102        716         720,854.33        79.45
750,000.01 - 800,000.00....         6       4,648,000.00           3.43      6.270        757         774,666.67        72.51
800,000.01 - 850,000.00....         7       5,800,740.00           4.28      6.042        724         828,677.14        66.68
850,000.01 - 900,000.00....         5       4,349,999.25           3.21      6.300        728         869,999.85        69.80
900,000.01 - 950,000.00....         3       2,752,000.00           2.03      6.123        755         917,333.33        72.18
950,000.01 - 1,000,000.00..        14      13,877,765.66          10.23      6.269        728         991,268.98        70.58
1,000,000.01 - 1,250,000.00.        9      10,376,048.89           7.65      5.967        750       1,152,894.32        68.79
1,250,000.01 - 1,500,000.00.        7       9,750,451.56           7.19      5.863        733       1,392,921.65        69.28
1,500,000.01 - 1,750,000.00.        3       4,850,000.00           3.58      6.251        749       1,616,666.67        52.91
2,750,000.01 - 3,000,000.00.        1       3,000,000.00           2.21      6.000        716       3,000,000.00        60.00
                            ---------    ---------------     -----------
    Total..............           249    $135,624,991.94         100.00%
                            =========    ===============     ===========

---------
(1) As of the Cut-off Date, the average principal balance of the Group 1 Mortgage Loans was approximately $544,678.68.


                          Original Loan-to-Value Ratios for the Group 1 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Original           Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan-to-Value Ratios (%)    Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      -----------      -----------
0.01 - 10.00.............           1       $  47,233.00           0.03%     6.500%       785        $ 47,233.00         6.59%
20.01 - 30.00............           3         602,000.00           0.44      5.862        692         200,666.67        28.76
30.01 - 40.00............           2         455,000.00           0.34      5.933        733         227,500.00        32.28
40.01 - 50.00............          15       9,382,108.85           6.92      6.118        726         625,473.92        47.55
50.01 - 60.00............          21      12,153,856.20           8.96      6.197        723         578,755.06        56.83
60.01 - 70.00............          49      35,269,626.78          26.01      6.114        726         719,788.30        65.94
70.01 - 80.00............         134      66,804,269.05          49.26      6.106        735         498,539.32        77.52
80.01 - 90.00............          20       9,216,774.05           6.80      6.388        728         460,838.70        86.30
90.01 - 100.00...........           4       1,694,124.01           1.25      6.401        724         423,531.00        94.73
                            ---------    ---------------     -----------
    Total..............           249    $135,624,991.94         100.00%
                            =========    ===============     ===========
---------
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans was approximately 71.00%.




                          Original Term to Stated Maturity for the Group 1 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Original Term to Stated     Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Maturity (Months)           Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      -----------      -----------
360......................         249    $135,624,991.94         100.00%     6.139%       730        $544,678.68        71.00%
                            ---------    ---------------     -----------
    Total..............           249    $135,624,991.94         100.00%
                            =========    ===============     ===========


                       Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Remaining Terms to Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Stated Maturity (Months)    Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
--------------------------- ---------    ---------------     -----------   --------    --------      -----------      -----------
355......................           1      $  334,374.01           0.25%     6.000%       719        $334,374.01        94.62%
356......................           5       1,937,517.35           1.43      6.175        712         387,503.47        65.83
357......................          10       5,318,704.78           3.92      6.130        768         531,870.48        70.66
358......................          26      13,671,765.53          10.08      6.164        722         525,837.14        73.18
359......................         118      58,017,754.27          42.78      6.312        715         491,675.88        71.73
360......................          89      56,344,876.00          41.54      5.954        744         633,088.49        69.78
                            ---------    ---------------     -----------
    Total..............           249    $135,624,991.94         100.00%
                            =========    ===============     ===========
---------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Group 1 Mortgage Loans was approximately 359 months.




                Geographic Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Geographic Area             Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      -----------      -----------
Alabama..................           1      $  333,000.00           0.25%     6.375%       724        $333,000.00        90.00%
Alaska...................           1         335,000.00           0.25      6.375        702         335,000.00        60.91
Arizona..................           7       3,684,015.27           2.72      6.313        754         526,287.90        70.54
California...............         115      75,526,110.23          55.69      6.073        735         656,748.78        69.29
Colorado.................           8       3,688,500.00           2.72      6.435        705         461,062.50        74.05
Connecticut..............           5       2,721,250.00           2.01      6.086        736         544,250.00        76.34
Florida..................          16       7,005,406.59           5.17      6.378        727         437,837.91        71.98
Georgia..................           3       1,135,246.94           0.84      6.367        726         378,415.65        79.14
Hawaii...................           5       4,717,309.14           3.48      6.060        746         943,461.83        69.52
Idaho....................           2         360,514.02           0.27      6.250        727         180,257.01        83.17
Illinois.................           3         969,000.00           0.71      6.290        737         323,000.00        81.36



                                      17



                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Geographic Area             Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      -----------      -----------
Indiana..................           3         759,698.00           0.56      6.338        680         253,232.67        81.39
Kansas...................           1         178,000.00           0.13      6.375        676         178,000.00        79.11
Kentucky.................           1         199,980.00           0.15      5.750        622         199,980.00        80.00
Maine....................           1         308,000.00           0.23      6.250        693         308,000.00        80.00
Maryland.................          11       4,339,587.27           3.20      6.025        738         394,507.93        73.23
Massachusetts............           2       1,275,750.00           0.94      6.338        636         637,875.00        65.68
Michigan.................           2       1,127,000.00           0.83      6.453        694         563,500.00        84.68
Minnesota................           1         150,320.00           0.11      6.125        769         150,320.00        80.00
Nevada...................           5       1,598,150.00           1.18      6.086        731         319,630.00        79.13
New Jersey...............           6       2,624,915.66           1.94      6.285        728         437,485.94        66.81
New York.................          11       4,422,804.85           3.26      6.324        707         402,073.17        71.05
North Carolina...........           5       1,327,086.46           0.98      6.335        696         265,417.29        79.55
Ohio.....................           2         514,374.01           0.38      6.131        702         257,187.01        87.22
Oregon...................           1         588,000.00           0.43      6.500        786         588,000.00        80.00
Pennsylvania.............           2         669,949.60           0.49      6.231        711         334,974.80        69.90
Rhode Island.............           1         289,500.00           0.21      6.250        724         289,500.00        68.93
South Carolina...........           2         964,100.00           0.71      6.385        703         482,050.00        65.39
Tennessee................           1         339,300.00           0.25      5.875        772         339,300.00        78.00
Texas....................           8       5,298,112.00           3.91      6.019        723         662,264.00        76.66
Utah.....................           3       1,349,574.82           1.00      6.335        729         449,858.27        67.94
Vermont..................           1         281,000.00           0.21      6.125        631         281,000.00        76.99
Virginia.................           6       3,404,952.08           2.51      6.101        734         567,492.01        62.82
Washington...............           5       2,270,660.00           1.67      5.968        716         454,132.00        73.77
Wisconsin................           2         868,825.00           0.64      6.420        718         434,412.50        89.13
                            ---------    ---------------     -----------
    Total..............           249    $135,624,991.94         100.00%
                            =========    ===============     ===========


                         Mortgagors' FICO Credit Scores for the Group 1 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of FICO               Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Credit Scores               Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      -----------      -----------
621 - 640................          13     $ 5,695,178.00           4.20%     6.258%       631        $438,090.62        71.37%
641 - 660................          10       3,976,879.82           2.93      6.377        648         397,687.98        70.92
661 - 680................          15       6,749,743.05           4.98      6.185        673         449,982.87        69.78
681 - 700................          30      17,864,969.79          13.17      6.300        691         595,498.99        71.68
701 - 720................          43      25,541,918.26          18.83      6.133        711         593,998.10        68.14
721 - 740................          39      19,385,531.26          14.29      6.127        730         497,064.90        71.65
741 - 760................          33      19,255,311.07          14.20      6.098        750         583,494.27        71.46
761 - 780................          34      15,353,786.98          11.32      6.120        771         451,581.97        71.91
781 - 800................          23      15,221,472.15          11.22      5.990        790         661,803.14        73.81
801 - 820................           9       6,580,201.56           4.85      5.968        806         731,133.51        69.29
                            ---------    ---------------     -----------
    Total..............           249    $135,624,991.94         100.00%
                            =========    ===============     ===========
---------
(1)  As of the Cut-off Date, the weighted average FICO Credit Score of the
     Group 1 Mortgage Loans was approximately 730.




                           Types of Mortgaged Properties for the Group 1 Mortgage Loans



                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Property Type               Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      -----------      -----------
Planned Unit Development
(PUD)....................          34     $15,834,824.48          11.68%     5.827%       737        $465,730.13        76.54%
Low Rise Condominium.....          14       5,885,255.77           4.34      5.987        741         420,375.41        76.64
Single Family Residence..         183     103,899,258.69          76.61      6.190        729         567,755.51        70.15
Townhouse................           4       2,419,153.00           1.78      6.410        759         604,788.25        72.56
Two- to Four-Family
Residence................          14       7,586,500.00           5.59      6.114        713         541,892.86        66.16
                            ---------    ---------------     -----------
    Total..............           249    $135,624,991.94         100.00%
                            =========    ===============     ===========


                                        Purposes of the Group 1 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan Purpose                Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      -----------      -----------
Purchase.................          57    $ 32,945,882.39          24.29%     5.925%       748        $577,997.94        75.29%
Refinance (Rate/Term)....         135      77,042,899.95          56.81      6.240        724         570,688.15        71.07
Refinance (Cash Out).....          57      25,636,209.60          18.90      6.109        725         449,758.06        65.27
                            ---------    ---------------     -----------
    Total..............           249    $135,624,991.94         100.00%
                            =========    ===============     ===========


                               Occupancy Types for the Group 1 Mortgage Loans(1)

                                                              Percent of                Weighted
                                           Aggregate          Aggregate     Weighted    Average       Average          Weighted
                             Number of     Principal          Principal     Average     FICO          Current          Average
                             Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Occupancy Type               Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      -----------       -----------
Primary Home.............         224    $123,137,305.65          90.79%     6.133%       728        $549,720.11        71.80%
Secondary Home...........          12       6,409,844.29           4.73      6.266        759         534,153.69         66.90
Investment...............          13       6,077,842.00           4.48      6.115        742         467,526.31         59.12
                            ---------    ---------------     -----------
    Total..............           249    $135,624,991.94         100.00%
                            =========    ===============     ===========
---------
(1) Based upon representations of the related mortgagors at the time of origination.




            Loan Documentation Types for the Group 1 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Type of Program             Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Full/Alternate...........          75     $39,053,983.84          28.80%     6.054%       741        $520,719.78        72.73%
FastForward..............           3       1,260,600.00           0.93      6.103        758         420,200.00        69.45
Stated Income............         127      73,497,282.10          54.19      6.187        728         578,718.76        71.12
No Ratio.................          20      13,033,772.00           9.61      6.150        711         651,688.60        72.79
No Income/No Asset.......           5       2,128,104.00           1.57      6.031        703         425,620.80        69.62
No Doc...................          19       6,651,250.00           4.90      6.119        728         350,065.79        56.63
                            ---------    ---------------     -----------
    Total..............           249    $135,624,991.94         100.00%
                            =========    ===============     ===========




                           Ranges of Loan Age for the Group 1 Mortgage Loans(1)


                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of                    Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan Age (Months)           Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
0........................          89     $56,344,876.00          41.54%     5.954%       744        $633,088.49        69.78%
1 - 5....................         160      79,280,115.94          58.46      6.270        720         495,500.72        71.86
                            ---------    ---------------     -----------
    Total..............           249    $135,624,991.94         100.00%
                            =========    ===============     ===========
---------
(1)  As of the Cut-off Date, the weighted average loan age of the Group 1
     Mortgage Loans was approximately 1 month.




                                        Loan Programs for the Group 1 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan Program                Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
7/1 LIBOR................           6     $ 1,872,603.13           1.38%     6.207%       722        $312,100.52        72.85%
7/1 LIBOR Interest Only..         232     130,785,044.33          96.43      6.139        730         563,728.64        70.86
7/6 LIBOR................           3         735,344.48           0.54      6.024        735         245,114.83        77.23
7/6 LIBOR Interest Only..           8       2,232,000.00           1.65      6.112        701         279,000.00        75.25
                            ---------    ---------------     -----------
    Total..............           249    $135,624,991.94         100.00%
                            =========    ===============     ===========


                            Original Interest Only Terms of the Group 1 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Original Interest Only      Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Term (Months)               Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
None....................            9    $  2,607,947.61           1.92%     6.155%       726        $289,771.96        74.08%
84......................            8       2,479,944.95           1.83      5.880        739         309,993.12        70.98
120.....................          232     130,537,099.38          96.25      6.143        730         562,659.91        70.94
                            ---------    ---------------     -----------
    Total..............           249    $135,624,991.94         100.00%
                            =========    ===============     ===========


                          Prepayment Charge Terms and Type of the Group 1 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Prepayment Charge           Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Term and Type (Months)      Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
None....................          213    $117,991,293.36          87.00%     6.176%       729        $553,949.73        71.33%
12 Months - Hard........            5       2,547,964.00           1.88      6.022        720         509,592.80        48.20
24 Months - Hard........            7       2,755,383.13           2.03      5.978        712         393,626.16        74.50
36 Months - Hard........           24      12,330,351.45           9.09      5.839        747         513,764.64        71.72
                            ---------    ---------------     -----------
    Total..............           249    $135,624,991.94         100.00%
                            =========    ===============     ===========


                                Gross Margins for the Group 1 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Range of Gross Margins (%)  Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
--------------------------  ---------    ---------------     -----------   --------    --------      ---------        -----------
2.000 - 2.499...........           34    $ 10,442,247.07           7.70%     6.045%       731        $307,124.91        71.95%
2.500 - 2.999...........          214     124,913,144.87          92.10      6.147        730         583,706.28        70.90
3.000 - 3.499...........            1         269,600.00           0.20      6.125        658         269,600.00        80.00
                            ---------    ---------------     -----------
    Total..............           249    $135,624,991.94         100.00%
                            =========    ===============     ===========
---------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 1
     Mortgage Loans was approximately 2.712%.



                         Months to Initial Adjustment Date for the Group 1 Mortgage Loans


                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Number of Months   Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
to Initial Adjustment Date  Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
--------------------------  ---------    --------------      -----------   --------    --------      ---------        -----------
71 - 80.................            6     $ 2,271,891.36           1.68%     6.149%       713        $378,648.56        70.07%
81 - 90.................          243     133,353,100.58          98.32      6.138        730         548,778.19        71.01
                            ---------    ---------------     -----------
    Total..............           249    $135,624,991.94         100.00%
                            =========    ===============     ===========


                             Maximum Mortgage Rates for the Group 1 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Maximum Mortgage   Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Rate (%)                    Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
10.000 - 10.499.........           10     $ 5,795,934.32           4.27%     5.075%       752        $579,593.43        71.88%
10.500 - 10.999.........           43      25,443,328.72          18.76      5.774        746         591,705.32        72.45
11.000 - 11.499.........          136      75,499,203.73          55.67      6.213        728         555,141.20        68.82
11.500 - 11.999.........           54      27,197,276.46          20.05      6.500        714         503,653.27        75.43
12.000 - 12.499.........            5       1,533,248.71           1.13      6.076        731         306,649.74        71.88
12.500 - 12.999.........            1         156,000.00           0.12      6.500        691         156,000.00        75.00
                            ---------    ---------------     -----------
    Total..............           249    $135,624,991.94         100.00%
                            =========    ===============     ===========
---------
(1)  As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
     Group 1 Mortgage Loans was approximately 11.151%.




                            Initial Periodic Rate Cap for the Group 1 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Initial Periodic            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Rate Cap (%)                Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
3.000..................             1      $  492,000.00           0.36%     6.125%       680        $492,000.00        80.00%
5.000..................           243     133,935,743.23          98.75      6.139        730         551,175.90        70.98
6.000..................             5       1,197,248.71           0.88      6.111        747         239,449.74        68.95
                            ---------    ---------------     -----------
    Total..............           249    $135,624,991.94         100.00%
                            =========    ===============     ===========
---------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 1 Mortgage Loans was approximately 5.002%.




                          Subsequent Periodic Rate Cap for the Group 1 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Subsequent Periodic         Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Rate Cap (%)                Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
1.000..................             6     $ 1,498,095.77           1.10%     6.050%       690        $249,682.63        78.80%
2.000..................           243     134,126,896.17          98.90      6.140        730         551,962.54        70.91
                            ---------    ---------------     -----------
    Total..............           249    $135,624,991.94         100.00%
                            =========    ===============     ===========
---------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 1 Mortgage Loans was approximately 1.989%.




                        Origination Channel for the Group 1 Mortgage Loans



                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Origination Channel         Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Conduit..................          28     $ 9,009,639.43           6.64%     6.074%       728        $321,772.84        73.59%
Correspondent............          46      31,190,281.43          23.00      5.967        751         678,049.60        68.53
Consumer Direct..........          26      10,363,545.00           7.64      6.105        719         398,597.88        66.41
Mortgage Professionals...         149      85,061,526.08          62.72      6.213        724         570,882.73        72.19
                            ---------    ---------------     -----------
    Total..............           249    $135,624,991.94         100.00%
                            =========    ===============     ===========



                                 Loan Group 2


                                Mortgage Rates for the Group 2 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of                    Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Mortgage Rates (%)          Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
6.001 - 6.500............          70     $29,730,413.23          31.21%     6.398%       718        $424,720.19        73.29%
6.501 - 7.000............         133      52,432,196.94          55.03      6.751        711         394,227.04        75.54
7.001 - 7.500............          27       9,149,230.76           9.60      7.277        688         338,860.40        77.89
7.501 - 8.000............          11       2,847,174.87           2.99      7.704        660         258,834.08        81.15
8.001 - 8.500............           2         311,700.00           0.33      8.328        702         155,850.00        89.42
8.501 - 9.000............           2         802,952.00           0.84      8.700        684         401,476.00        86.03
                            ---------    ---------------     -----------
    Total................         245    $ 95,273,667.80         100.00%
                            =========    ===============     ===========
---------
(1)  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2
     Mortgage Loans was approximately 6.742% per annum.




                           Current Principal Balances for the Group 2 Mortgage Loans(1)

                                                              Percent of                Weighted
                                           Aggregate          Aggregate     Weighted    Average       Average          Weighted
                             Number of     Principal          Principal     Average     FICO          Current          Average
Range of Current Mortgage    Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan Principal Balances ($)  Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
--------------------------- ---------    ---------------     -----------   --------    --------      ---------        -----------
50,000.01 - 100,000.00...           2      $  172,920.00           0.18%     6.875%       681        $ 86,460.00        73.31%
100,000.01 - 150,000.00..          23       2,880,322.59           3.02      6.985        705         125,231.42        76.18
150,000.01 - 200,000.00..          22       3,828,203.40           4.02      6.989        688         174,009.25        79.00
200,000.01 - 250,000.00..          23       5,186,663.37           5.44      6.775        706         225,507.10        77.09
250,000.01 - 300,000.00..          27       7,437,726.00           7.81      6.691        701         275,471.33        74.13
300,000.01 - 350,000.00..          33      10,742,228.36          11.28      6.810        683         325,522.07        78.13
350,000.01 - 400,000.00..          23       8,628,521.00           9.06      6.770        701         375,153.09        77.79
400,000.01 - 450,000.00..          14       6,017,585.77           6.32      6.750        694         429,827.56        77.03
450,000.01 - 500,000.00..          26      12,474,043.76          13.09      6.809        719         479,770.91        78.07
500,000.01 - 550,000.00..          13       6,816,614.75           7.15      6.646        705         524,354.98        77.08
550,000.01 - 600,000.00..           8       4,695,600.00           4.93      6.597        705         586,950.00        79.16
600,000.01 - 650,000.00..           8       5,020,000.00           5.27      6.752        753         627,500.00        75.83
650,000.01 - 700,000.00..           3       2,029,000.00           2.13      7.003        664         676,333.33        74.95
700,000.01 - 750,000.00..           6       4,354,000.00           4.57      6.875        719         725,666.67        75.86
750,000.01 - 800,000.00..           2       1,559,500.00           1.64      6.495        743         779,750.00        78.03
850,000.01 - 900,000.00..           2       1,742,500.00           1.83      6.687        719         871,250.00        77.53
950,000.01 - 1,000,000.00           3       2,968,000.00           3.12      6.708        768         989,333.33        53.36
1,000,000.01 - 1,250,000.00         4       4,296,738.80           4.51      6.412        727       1,074,184.70        67.90
1,250,000.01 - 1,500,000.00         2       2,648,500.00           2.78      6.625        724       1,324,250.00        71.55
1,750,000.01 - 2,000,000.00         1       1,775,000.00           1.86      6.250        735       1,775,000.00        50.71
                            ---------    ---------------     -----------
    Total................         245    $ 95,273,667.80         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the average principal balance of the Group 2
     Mortgage Loans was approximately $388,872.11.




                          Original Loan-to-Value Ratios for the Group 2 Mortgage Loans(1)



                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Original           Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan-to-Value Ratios (%)    Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
20.01 - 30.00............           1     $ 1,000,000.00           1.05%     6.750%       710      $1,000,000.00        28.57%
30.01 - 40.00............           2         540,000.00           0.57      6.583        642         270,000.00        31.91
40.01 - 50.00............           3         854,918.23           0.90      6.474        737         284,972.74        47.15
50.01 - 60.00............           7       4,344,555.19           4.56      6.389        736         620,650.74        54.43
60.01 - 70.00............          28      13,549,134.93          14.22      6.634        710         483,897.68        66.44
70.01 - 80.00............         192      70,730,295.45          74.24      6.773        709         368,386.96        78.79
80.01 - 90.00............           6       2,282,887.00           2.40      6.610        696         380,481.17        86.52
90.01 - 100.00...........           6       1,971,877.00           2.07      7.449        672         328,646.17        94.99
                            ---------    ---------------     -----------
    Total................         245    $ 95,273,667.80         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 2 Mortgage Loans was approximately 75.36%.




                          Original Term to Stated Maturity for the Group 2 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Original Term to Stated     Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Maturity (Months)           Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
360......................         245    $ 95,273,667.80         100.00%     6.742%       709        $388,872.11        75.36%
                            ---------    ---------------     -----------
    Total................         245    $ 95,273,667.80         100.00%
                            =========    ===============     ===========





                       Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Remaining Terms to Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Stated Maturity (Months)    Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
352......................           1    $    202,400.00           0.21%     7.125%       651        $202,400.00        80.00%
354......................           1         684,000.00           0.72      6.875        671         684,000.00        74.75
356......................          11       2,317,732.08           2.43      6.754        711         210,702.92        77.53
357......................          14       4,580,470.06           4.81      6.852        701         327,176.43        76.09
358......................          23       8,076,151.33           8.48      6.706        727         351,137.01        79.49
359......................          88      37,452,521.33          39.31      6.705        708         425,596.83        74.10
360......................         107      41,960,393.00          44.04      6.764        709         392,153.21        75.49
                            ---------    ---------------     -----------
    Total................         245    $ 95,273,667.80         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Group 2 Mortgage Loans was approximately 359 months.




                Geographic Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Geographic Area             Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Arizona..................          10     $ 2,547,161.29           2.67%     6.832%       718        $254,716.13       76.05%
California...............          95      44,156,682.32          46.35      6.666        710         464,807.18        73.13
Colorado.................          11       3,017,921.00           3.17      6.774        698         274,356.45        76.53
Connecticut..............           3       1,627,435.42           1.71      6.520        770         542,478.47        66.91
District of Columbia.....           1         290,000.00           0.30      6.375        783         290,000.00        71.25
Florida..................          23       8,225,767.41           8.63      6.656        713         357,642.06        78.42
Georgia..................           7       1,357,482.15           1.42      7.894        682         193,926.02        79.59
Hawaii...................           1         484,000.00           0.51      7.000        660         484,000.00        80.00
Illinois.................           5       1,923,844.55           2.02      6.839        693         384,768.91        80.61
Maryland.................           6       2,281,799.00           2.39      6.684        716         380,299.83        80.54
Massachusetts............           4       1,428,250.35           1.50      6.746        714         357,062.59        78.24



                                      24



                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Geographic Area             Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Michigan.................           5       1,132,458.58           1.19      6.895        701         226,491.72        79.41
Minnesota................           3         710,727.00           0.75      6.674        761         236,909.00        85.04
Missouri.................           1         862,500.00           0.91      6.750        741         862,500.00        75.00
Nevada...................           9       2,197,317.47           2.31      6.789        715         244,146.39        77.65
New Hampshire............           1         124,555.19           0.13      6.625        800         124,555.19        56.82
New Jersey...............           5       2,370,000.00           2.49      6.685        717         474,000.00        76.88
New Mexico...............           3         502,008.96           0.53      6.999        667         167,336.32        76.90
New York.................          21      10,182,660.00          10.69      6.827        709         484,888.57        74.52
North Carolina...........           1         205,520.00           0.22      6.625        809         205,520.00        80.00
Ohio.....................           1         212,000.00           0.22      7.375        722         212,000.00        80.00
Oregon...................           2         753,731.00           0.79      6.750        740         376,865.50        72.45
Pennsylvania.............           1         229,599.99           0.24      7.000        693         229,599.99        80.00
Rhode Island.............           1         164,000.00           0.17      6.750        687         164,000.00        80.00
South Carolina...........           2         839,600.00           0.88      6.598        659         419,800.00        79.81
Tennessee................           1          95,920.00           0.10      6.875        730          95,920.00        80.00
Texas....................           3         470,400.00           0.49      6.726        698         156,800.00        77.54
Utah.....................           3         626,399.02           0.66      6.927        687         208,799.67        79.75
Virginia.................           9       2,885,358.35           3.03      7.143        677         320,595.37        80.93
Washington...............           7       3,368,568.75           3.54      6.736        690         481,224.11        79.44
                            ---------    ---------------     -----------
    Total................         245    $ 95,273,667.80         100.00%
                            =========    ===============     ===========




                             Mortgagors' FICO Scores for the Group 2 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of FICO               Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Credit Scores               Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Not available............           1      $  708,500.00           0.74%     7.125%       N/A        $708,500.00        65.00%
620......................           2         476,120.00           0.50      6.684        620         238,060.00        70.26
621 - 640................          21       7,162,848.75           7.52      6.917        628         341,088.04        73.70
641 - 660................          29       8,889,779.15           9.33      6.875        652         306,544.11        78.42
661 - 680................          30       9,120,597.82           9.57      6.839        671         304,019.93        75.83
681 - 700................          40      15,814,061.01          16.60      6.859        691         395,351.53        79.21
701 - 720................          42      16,712,301.10          17.54      6.641        711         397,911.93        72.89
721 - 740................          20       8,973,881.56           9.42      6.654        732         448,694.08        73.19
741 - 760................          27      13,311,005.84          13.97      6.647        748         493,000.22        75.34
761 - 780................          14       6,684,818.23           7.02      6.618        771         477,487.02        76.72
781 - 800................          12       5,153,441.19           5.41      6.654        788         429,453.43        75.03
801 - 820................           7       2,266,313.15           2.38      6.551        807         323,759.02        67.91
                            ---------    ---------------     -----------
    Total................         245    $ 95,273,667.80         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average FICO Credit Score of the
     Group 2 Mortgage Loans (not including the Mortgage Loans for which the
     FICO Credit Score was not available) was approximately 709.




                           Types of Mortgaged Properties for the Group 2 Mortgage Loans



                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Property Type               Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Planned Unit Development
(PUD)....................          43    $ 12,427,493.77          13.04%     6.891%       713        $289,011.48        79.15%
High Rise Condominium....           3       1,046,644.55           1.10      7.184        700         348,881.52        69.85
Low Rise Condominium.....          28       9,318,235.68           9.78      6.797        714         332,794.13        74.29
Single Family Residence..         148      60,416,093.80          63.41      6.703        706         408,216.85        75.96
Townhouse................           3       2,517,800.00           2.64      6.377        745         839,266.67        58.35
Two- to Four-Family
Residence................          20       9,547,400.00          10.02      6.782        712         477,370.00        72.77
                            ---------    ---------------     -----------
    Total................         245    $ 95,273,667.80         100.00%
                            =========    ===============     ===========




                                                Purposes of the Group 2 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan Purpose                Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Purchase.................         103     $32,082,751.00          33.67%     6.876%       711        $311,483.02        78.98%
Refinance (Rate/Term)....          61      31,692,299.95          33.26      6.639        715         519,545.90        75.13
Refinance (Cash Out).....          81      31,498,616.85          33.06      6.707        702         388,871.81        71.91
                            ---------    ---------------     -----------
    Total................         245    $ 95,273,667.80         100.00%
                            =========    ===============     ===========




                                Occupancy Types for the Group 2 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Occupancy Type              Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Primary Home............          200    $ 77,454,572.37          81.30%     6.740%       706        $387,272.86        76.54%
Secondary Home..........           10       4,092,516.35           4.30      6.623        734         409,251.64        64.11
Investment..............           35      13,726,579.08          14.41      6.784        725         392,187.97        72.09
                            ---------    ---------------     -----------
    Total................         245    $ 95,273,667.80         100.00%
                            =========    ===============     ===========

---------
(1) Based upon representations of the related mortgagors at the time of origination.




            Loan Documentation Type for the Group 2 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Type of Program             Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Full/Alternate..........           36     $14,256,490.50          14.96%     6.608%       710        $396,013.63        74.82%
FastForward.............            1         545,200.00           0.57      6.500        720         545,200.00        80.00
Stated Income...........          139      54,956,623.90          57.68      6.728        712         395,371.39        77.06
No Ratio................           28      10,407,100.99          10.92      6.916        695         371,682.18        76.12
No Income/No Asset......           24       9,417,498.11           9.88      6.736        705         392,395.75        73.51
No Doc..................           17       5,690,754.30           5.97      6.915        716         334,750.25        61.55
                            ---------    ---------------     -----------
    Total................         245    $ 95,273,667.80         100.00%
                            =========    ===============     ===========





                        Ranges of Loan Age for the Group 2 Mortgage Loans(1)


                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of                    Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan Ages (Months)          Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
0......................           107    $ 41,960,393.00          44.04%     6.764%       709        $392,153.21        75.49%
1 - 5..................           136      52,426,874.80          55.03      6.720        711         385,491.73        75.25
6 - 10.................             2         886,400.00           0.93      6.932        666         443,200.00        75.95
                            ---------    ---------------     -----------
    Total................         245    $ 95,273,667.80         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average loan age of the Group 2
     Mortgage Loans was approximately 1 month.




                                        Loan Programs for the Group 2 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan Program                Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
7/1 LIBOR................          16      $4,391,162.15           4.61%     6.804%       675        $274,447.63        75.97%
7/1 LIBOR 40/30 Balloon..           2         425,240.00           0.45      6.819        657         212,620.00        67.41
7/1 LIBOR Interest Only..         190      78,507,351.72           82.4      6.720        714         413,196.59        75.62
7/6 LIBOR................           7       1,608,719.64           1.69      6.674        693         229,817.09        76.64
7/6 LIBOR Interest Only            30      10,341,194.29          10.85      6.888        699         344,706.48        73.26
                            ---------    ---------------     -----------
    Total................         245    $ 95,273,667.80         100.00%
                            =========    ===============     ===========




                            Original Interest Only Terms of the Group 2 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Original Interest Only      Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Term (Months)               Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
None....................           25    $  6,425,121.79           6.74%     6.773%       678        $257,004.87        75.57%
84......................            7       3,108,507.73           3.26      6.851        706         444,072.53        78.88
120.....................          213      85,740,038.28          89.99      6.735        712         402,535.39        75.22
                            ---------    ---------------     -----------
    Total................         245    $ 95,273,667.80         100.00%
                            =========    ===============     ===========




                          Prepayment Charge Terms and Type of the Group 2 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Prepayment Charge           Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Term and Type (Months)      Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
None...................           126     $44,880,098.96          47.11%     6.852%       706        $356,191.26        75.90%
12 Months - Hard.......            36      16,325,820.15          17.14      6.684        721         453,495.00        73.55
24 Months - Hard.......            18       9,373,583.00           9.84      6.579        723         520,754.61        72.66
36 Months - Hard.......            59      22,152,465.69          23.25      6.615        702         375,465.52        76.33
36 Months - Soft.......             6       2,541,700.00           2.67      6.865        709         423,616.67        79.12
                            ---------    ---------------     -----------
    Total................         245    $ 95,273,667.80         100.00%
                            =========    ===============     ===========




                                Gross Margins for the Group 2 Mortgage Loans(1)


                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Range of Gross Margins (%)  Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
--------------------------  ---------    ---------------     -----------   --------    --------      ---------        -----------
2.000 - 2.499............          41     $14,523,267.67          15.24%     6.864%       703        $354,226.04        74.70%
2.500 - 2.999............         202      80,261,959.38          84.24      6.715        711         397,336.43        75.49
3.000 - 3.499............           1         324,000.00           0.34      7.625        646         324,000.00        80.00
6.000 - 6.499............           1         164,440.75           0.17      6.875        662         164,440.75        64.71
                            ---------    ---------------     -----------
    Total................         245    $ 95,273,667.80         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 2
     Mortgage Loans was approximately 2.681%.




                         Months to Initial Adjustment Date for the Group 2 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Number of Months   Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
to Initial Adjustment Date  Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
71 - 80..................           13    $ 3,204,132.08           3.36%     6.804%       699        $246,471.70        77.09%
81 - 90..................          232     92,069,535.72          96.64      6.739        710         396,851.45        75.30
                            ---------    ---------------     -----------
    Total................         245    $ 95,273,667.80         100.00%
                            =========    ===============     ===========




                             Maximum Mortgage Rates for the Group 2 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Maximum Mortgage   Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Rates (%)                   Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
11.000 - 11.499..........          33    $ 15,539,075.40          16.31%     6.310%       722        $470,881.07        70.84%
11.500 - 11.999..........         133      54,052,487.01          56.73      6.673        714         406,409.68        75.96
12.000 - 12.499..........          30      10,310,883.95          10.82      7.119        695         343,696.13        78.96
12.500 - 12.999..........          35      11,408,258.73          11.97      7.007        691         325,950.25        73.59
13.000 - 13.499..........          12       3,160,010.71           3.32      7.337        685         263,334.23        79.42
13.500 - 13.999..........           2         802,952.00           0.84      8.700        684         401,476.00        86.03
                            ---------    ---------------     -----------
    Total................         245    $ 95,273,667.80         100.00%
                            =========    ===============     ===========

---------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 2 Mortgage Loans was approximately 11.854%.


                            Initial Periodic Rate Cap for the Group 2 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Initial Periodic            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Rate  Cap (%)               Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
3.000....................           3     $ 1,583,066.07           1.66%     6.508%       706        $527,688.69        78.99%
5.000....................         213      84,557,999.59          88.75      6.737        710         396,985.91        75.72
6.000....................          29       9,132,602.14           9.59      6.820        701         314,917.32        71.39
                            ---------    ---------------     -----------
    Total................         245    $ 95,273,667.80         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 2 Mortgage Loans was approximately 5.063%.




                            Subsequent Periodic Rate Cap for the Group 2 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Subsequent Periodic         Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Rate Cap (%)                Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
1.000....................           9     $ 3,186,799.65           3.34%     7.001%       685        $354,088.85        81.15%
2.000....................         236      92,086,868.15          96.66      6.733        710         390,198.59        75.16
                            ---------    ---------------     -----------
    Total................         245    $ 95,273,667.80         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 2 Mortgage Loans was approximately 1.967%.




                              Origination Channel for the Group 2 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Origination Channel         Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Conduit..................          68    $ 22,077,128.02          23.17%     6.838%       701        $324,663.65        75.84%
Correspondent............          51      19,735,727.70          20.71      6.834        717         386,975.05        75.67
Consumer Direct..........          45      17,105,318.31          17.95      6.667        696         380,118.18        73.72
Mortgage Professionals...          81      36,355,493.77          38.16      6.668        718         448,833.26        75.68
                            ---------    ---------------     -----------
    Total................         245    $ 95,273,667.80         100.00%
                            =========    ===============     ===========



                                                Loan Group 3



                                 Mortgage Rates for the Group 3 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of                    Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Mortgage Rates (%)          Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
4.501 - 5.000............           1      $  500,100.00           0.26%     5.000%       803        $500,100.00        32.27%
5.001 - 5.500............           4       1,528,000.00           0.81      5.382        776         382,000.00        76.09
5.501 - 6.000............          47      22,846,933.87          12.09      5.901        746         486,104.98        71.36
6.001 - 6.500............         195     104,775,012.62          55.45      6.325        738         537,307.76        67.11
6.501 - 7.000............          92      46,336,432.85          24.52      6.709        700         503,656.88        71.93
7.001 - 7.500............          16       6,270,067.23           3.32      7.307        685         391,879.20        76.93
7.501 - 8.000............          16       5,142,947.00           2.72      7.788        675         321,434.19        78.69
8.001 - 8.500............           4       1,116,100.00           0.59      8.272        685         279,025.00        76.28
8.501 - 9.000............           1         404,000.00           0.21      8.625        639         404,000.00        80.00
9.001 - 9.500............           1          45,600.00           0.02      9.250        660          45,600.00        80.00
                            ---------    ---------------     -----------
    Total................         377    $188,965,193.57         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 3
     Mortgage Loans was approximately 6.446% per annum.




                           Current Principal Balances for the Group 3 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Current Mortgage   Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan Principal Balances ($) Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
--------------------------- ---------    ---------------     -----------   --------    --------      ---------        -----------
0.01 - 50,000.00............        1       $  45,600.00           0.02%     9.250%       660        $ 45,600.00        80.00%
50,000.01 - 100,000.00......        7         586,070.00           0.31      7.480        679          83,724.29        76.00
100,000.01 - 150,000.00.....       19       2,410,912.23           1.28      6.673        718         126,890.12        58.30
150,000.01 - 200,000.00.....       19       3,394,988.00           1.80      6.653        702         178,683.58        69.72
200,000.01 - 250,000.00.....       16       3,556,650.00           1.88      6.317        736         222,290.63        65.42
250,000.01 - 300,000.00.....       26       7,121,772.77           3.77      6.545        727         273,914.34        67.72
300,000.01 - 350,000.00.....       30       9,736,194.97           5.15      6.418        719         324,539.83        70.22
350,000.01 - 400,000.00.....       28      10,499,566.08           5.56      6.484        708         374,984.50        69.33
400,000.01 - 450,000.00.....       41      17,524,119.15           9.27      6.504        714         427,417.54        71.73
450,000.01 - 500,000.00.....       34      16,164,926.02           8.55      6.494        721         475,439.00        75.10
500,000.01 - 550,000.00.....       20      10,461,517.95           5.54      6.425        726         523,075.90        71.33
550,000.01 - 600,000.00.....       32      18,404,364.96           9.74      6.518        721         575,136.41        72.11
600,000.01 - 650,000.00.....       26      16,345,427.50           8.65      6.347        735         628,670.29        71.80
650,000.01 - 700,000.00.....       13       8,816,195.83           4.67      6.539        746         678,168.91        72.11
700,000.01 - 750,000.00.....       18      13,183,250.00           6.98      6.354        728         732,402.78        69.31
750,000.01 - 800,000.00.....        4       3,125,943.28           1.65      6.307        738         781,485.82        64.16
800,000.01 - 850,000.00.....        6       4,969,050.00           2.63      6.331        738         828,175.00        61.64
850,000.01 - 900,000.00.....        3       2,608,000.00           1.38      6.375        725         869,333.33        64.71
900,000.01 - 950,000.00.....        4       3,744,750.00           1.98      6.279        744         936,187.50        64.75
950,000.01 - 1,000,000.00...       12      11,944,894.83           6.32      6.385        731         995,407.90        65.71
1,000,000.01 - 1,250,000.00.       11      12,598,125.00           6.67      6.327        741       1,145,284.09        64.66
1,250,000.01 - 1,500,000.00.        6       8,722,875.00           4.62      6.478        732       1,453,812.50        69.56
2,750,000.01 - 3,000,000.00.        1       3,000,000.00           1.59      6.625        704       3,000,000.00        63.83
                            ---------    ---------------     -----------
    Total................         377    $188,965,193.57         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the average principal balance of the Group 3
     Mortgage Loans was approximately $501,233.94.




                          Original Loan-to-Value Ratios for the Group 3 Mortgage Loans(1)



                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Original           Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan-to-Value Ratios (%)    Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
10.01 - 20.00............           1      $  250,000.00           0.13%      6.250%      799        $250,000.00        15.63%
20.01 - 30.00............           3         467,000.00           0.25       6.295       757         155,666.67        27.66
30.01 - 40.00............          16       7,315,986.95           3.87       6.247       766         457,249.18        36.96
40.01 - 50.00............          20       8,191,981.97           4.34       6.375       719         409,599.10        45.59
50.01 - 60.00............          29      16,530,229.15           8.75       6.275       723         570,007.90        56.10
60.01 - 70.00............          88      52,173,041.08          27.61       6.370       731         592,875.47        65.40
70.01 - 80.00............         217     103,232,354.42          54.63       6.528       721         475,725.14        78.12
80.01 - 90.00............           2         702,000.00           0.37       7.088       717         351,000.00        86.81
90.01 - 100.00...........           1         102,600.00           0.05       6.750       671         102,600.00        95.00
                            ---------    ---------------     -----------
    Total................         377    $188,965,193.57         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 3 Mortgage Loans was approximately 69.51%.




                          Original Term to Stated Maturity for the Group 3 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Original Term to Stated     Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Maturity (Months)           Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
360......................         377    $188,965,193.57         100.00%     6.446%       726        $501,233.94        69.51%
                            ---------    ---------------     -----------
    Total................         377    $188,965,193.57         100.00%
                            =========    ===============     ===========




                       Remaining Terms to Stated Maturity for the Group 3 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Remaining Terms to Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Stated Maturity (Months)    Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
345......................           1      $  399,901.08           0.21%     5.875%       723        $399,901.08        76.92%
353......................           1         755,943.28           0.40      6.750        694         755,943.28        80.00
354......................           2       1,144,000.00           0.61      6.842        670         572,000.00        80.00
356......................           7       1,988,750.00           1.05      6.347        717         284,107.14        69.22
357......................          13       5,393,744.97           2.85      6.445        706         414,903.46        74.07
358......................          25      10,606,297.43           5.61      6.501        730         424,251.90        73.71
359......................          55      29,499,031.01          15.61      6.587        730         536,346.02        72.20
360......................         273     139,177,525.80          73.65      6.410        727         509,807.79        68.28
                            ---------    ---------------     -----------
    Total................         377    $188,965,193.57         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Group 3 Mortgage Loans was approximately 360 months.




                Geographic Distribution of the Mortgaged Properties for the Group 3 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Geographic Area             Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Arizona..................             10   $ 4,577,306.33         2.42%       6.436%        746     $457,730.63       75.14%
California...............            220   123,490,865.67         65.35        6.388        729      561,322.12        69.15
Colorado.................              7     4,785,570.83          2.53        6.500        745      683,652.98        64.56
Connecticut..............              1     1,350,000.00          0.71        6.625        625    1,350,000.00        54.00
Delaware.................              1       255,300.00          0.14        8.250        695      255,300.00        64.98
District of Columbia.....              1       681,000.00          0.36        6.375        755      681,000.00        69.49
Florida..................             12     5,526,281.97          2.92        6.585        730      460,523.50        64.86
Georgia..................              8     2,151,395.82          1.14        6.320        750      268,924.48        73.54
Hawaii...................              2       906,250.00          0.48        6.250        796      453,125.00        58.62




                                      31



                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Geographic Area             Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Idaho....................           1         140,000.00           0.07      6.750        686         140,000.00        80.00
Illinois.................           8       3,171,500.00           1.68      6.494        721         396,437.50        62.30
Iowa.....................           2         560,000.00           0.30      6.830        690         280,000.00        75.81
Maryland.................          10       3,528,800.00           1.87      6.473        723         352,880.00        77.44
Massachusetts............           4       1,863,000.00           0.99      7.140        713         465,750.00        76.57
Michigan.................           4         713,970.00           0.38      6.776        675         178,492.50        63.37
Nevada...................           5       1,679,000.00           0.89      6.875        759         335,800.00        64.28
New Jersey...............          13       6,482,000.00           3.43      6.240        726         498,615.38        68.51
New Mexico...............           2         371,500.00           0.20      6.250        717         185,750.00        74.25
New York.................          31      13,673,819.95           7.24      6.564        710         441,090.97        72.96
North Carolina...........           7       2,924,440.77           1.55      6.740        720         417,777.25        75.58
Oklahoma.................           1          97,600.00           0.05      8.000        660          97,600.00        80.00
Oregon...................           3       1,745,000.00           0.92      6.222        706         581,666.67        59.25
Pennsylvania.............           3         630,100.00           0.33      6.601        702         210,033.33        67.13
South Carolina...........           2         223,605.00           0.12      7.650        637         111,802.50        77.83
Texas....................           6       2,388,992.00           1.26      7.021        696         398,165.33        75.88
Utah.....................           3       1,537,050.00           0.81      6.092        730         512,350.00        66.50
Virginia.................           6       2,260,407.23           1.20      6.653        709         376,734.54        76.36
Washington...............           3         984,438.00           0.52      7.273        651         328,146.00        78.01
Wisconsin................           1         266,000.00           0.14      5.875        748         266,000.00        79.88
                            ---------    ---------------     -----------
    Total................         377    $188,965,193.57         100.00%
                            =========    ===============     ===========




                             Mortgagors' FICO Scores for the Group 3 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of FICO               Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Credit Scores               Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Not available............           1      $  640,000.00           0.34%     8.000%       N/A        $640,000.00        80.00%
621 - 640................          20       9,380,279.15           4.96      7.011        632         469,013.96        67.73
641 - 660................          24       8,340,405.00           4.41      6.727        654         347,516.88        67.87
661 - 680................          28      11,842,898.77           6.27      6.708        672         422,960.67        72.84
681 - 700................          53      23,447,947.47          12.41      6.674        691         442,414.10        71.14
701 - 720................          64      35,284,958.64          18.67      6.408        710         551,327.48        71.65
721 - 740................          51      24,890,178.58          13.17      6.346        730         488,042.72        71.68
741 - 760................          43      25,476,019.03          13.48      6.296        751         592,465.56        70.44
761 - 780................          50      27,771,842.10          14.70      6.305        771         555,436.84        68.20
781 - 800................          27      12,757,089.83           6.75       6.19        789         472,484.81        60.90
801 - 820................          16       9,133,575.00           4.83      6.200        807         570,848.44        62.79
                            ---------    ---------------     -----------
    Total................         377    $188,965,193.57         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average FICO Credit Score of the
     Group 3 Mortgage Loans (not including the Mortgage Loans for which the
     FICO Credit Score was not available) was approximately 726.




                           Types of Mortgaged Properties for the Group 3 Mortgage Loans



                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Property Type               Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Planned Unit Development
(PUD)....................          75    $ 36,573,407.98          19.35%     6.399%       734        $487,645.44        71.49%
High Rise Condominium....           4       1,482,000.00           0.78      7.260        790         370,500.00        72.80
Low Rise Condominium.....          28       9,678,808.23           5.12      6.473        733         345,671.72        70.51
Single Family Residence..         237     124,669,835.36          65.98      6.440        723         526,033.06        69.20
Townhouse................           7       2,711,800.00           1.44      6.686        710         387,400.00        75.08
Two-to-Four-Family
 Residence...............          26      13,849,342.00           7.33      6.476        728         532,667.00        64.93
                            ---------    ---------------     -----------
    Total................         377    $188,965,193.57         100.00%
                            =========    ===============     ===========




                    Purposes of the Group 3 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan Purpose                Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Purchase.................         102     $51,294,701.77          27.15%     6.484%       738        $502,889.23        76.38%
Refinance (Rate/Term)....          95      49,022,201.34          25.94      6.385        731         516,023.17        68.29
Refinance (Cash Out).....         180      88,648,290.46          46.91      6.458        716         492,490.50        66.21
                            ---------    ---------------     -----------
    Total................         377    $188,965,193.57         100.00%
                            =========    ===============     ===========




                                Occupancy Types for the Group 3 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Occupancy Type              Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Primary Home............          322    $167,918,379.31          88.86%     6.426%       724        $521,485.65        70.30%
Second Home.............            6       3,137,900.00           1.66      6.711        788         522,983.33        69.57
Investment..............           49      17,908,914.26           9.48      6.591        741         365,488.05        62.08
                            ---------    ---------------     -----------
    Total................         377    $188,965,193.57         100.00%
                            =========    ===============     ===========

---------
(1) Based upon representations of the related mortgagors at the time of origination.




                                    Loan Documentation Type for the Group 3 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Type of Program             Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Full/Alternate..........           74     $38,412,016.46          20.33%     6.285%       729        $519,081.30        73.75%
FastForward.............            4       2,477,000.00           1.31      6.175        759         619,250.00        67.67
Stated Income...........          189      98,636,688.69          52.20      6.471        726         521,887.24        70.68
No Income/No Asset......           14       6,548,400.00           3.47      6.552        701         467,742.86        63.08
No Ratio................           51      24,834,627.30          13.14      6.557        714         486,953.48        70.24
No Doc..................           45      18,056,461.12           9.56      6.499        739         401,254.69        55.66
                            ---------    ---------------     -----------
    Total................         377    $188,965,193.57         100.00%
                            =========    ===============     ===========




                             Ranges of Loan Age for the Group 3 Mortgage Loans(1)



                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of                    Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan Ages (Months)          Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
0........................         273    $139,177,525.80          73.65%     6.410%       727        $509,807.79        68.28%
1 - 5....................         100      47,487,823.41          25.13      6.542        727         474,878.23        72.63
6 - 10...................           3       1,899,943.28           1.01      6.805        679         633,314.43        80.00
11 - 15..................           1         399,901.08           0.21      5.875        723         399,901.08        76.92
                            ---------    ---------------     -----------
    Total................         377    $188,965,193.57         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average loan age of the Group 3
     Mortgage Loans was approximately 0 months.




                                         Loan Programs for the Group 3 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan Program                Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
--------------------------  ---------    ---------------     -----------   --------    --------      ---------        -----------
10/1 LIBOR................         34     $10,877,950.20           5.76%     6.448%       720        $319,939.71        70.77%
10/1 LIBOR 40/30 Balloon..          3       1,264,000.00           0.67      6.530        681         421,333.33        80.00
10/1 LIBOR Interest Only..        296     158,506,178.22          83.88      6.425        728         535,493.85        69.00
10/6 LIBOR................          2         732,061.12           0.39      6.381        655         366,030.56        52.99
10/6 LIBOR Interest Only..         42      17,585,004.03           9.31      6.633        718         418,690.57        73.24
                            ---------    ---------------     -----------
    Total................         377    $188,965,193.57         100.00%
                            =========    ===============     ===========




                            Original Interest Only Terms of the Group 3 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Original Interest Only      Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Term (Months)               Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
None.....................          39    $ 12,874,011.32           6.81%     6.452%       713        $330,102.85       70.66%
120......................         338     176,091,182.25          93.19      6.446        727         520,979.83       69.43
                            ---------    ---------------     -----------
    Total................         377    $188,965,193.57         100.00%
                            =========    ===============     ===========




                          Prepayment Charge Terms and Type of the Group 3 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Prepayment Charge           Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Term and Type (Months)      Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
None....................          205    $109,602,435.78          58.00%     6.454%       728        $534,646.03        68.96%
12 Months - Hard........           43      19,170,443.55          10.14      6.559        713         445,824.27        67.32
24 Months - Hard........           11       4,371,120.00           2.31      6.511        712         397,374.55        76.10
36 Months - Hard........          108      51,671,151.16          27.34      6.364        727         478,436.58        70.42
36 Months - Soft........           10       4,150,043.08           2.20      6.676        724         415,004.31        75.81
                            ---------    ---------------     -----------
    Total................         377    $188,965,193.57         100.00%
                            =========    ===============     ===========




                                Gross Margins for the Group 3 Mortgage Loans(1)


                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Range of Gross Margins (%)  Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
--------------------------  ---------    ---------------     -----------   --------    --------      ---------        -----------
2.000 - 2.499............          79     $34,826,089.06          18.43%     6.392%       731        $440,836.57        72.20%
2.500 - 2.999............         297     153,603,104.51          81.29      6.453        725         517,182.17        68.86
3.000 - 3.499............           1         536,000.00           0.28      7.938        626         536,000.00        80.00
                            ---------    ---------------     -----------
    Total................         377    $188,965,193.57         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 3
     Mortgage Loans was approximately 2.660%.




                         Months to Initial Adjustment Date for the Group 3 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Number of Months   Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
to Initial Adjustment Date  Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
101 - 110................           1      $  399,901.08           0.21%     5.875%       723        $399,901.08        76.92%
111 - 120................         337     168,204,842.49          89.01      6.465        725         499,124.16        69.67
121 - 130................          39      20,360,450.00          10.77      6.303        738         522,062.82        68.04
                            ---------    ---------------     -----------
    Total................         377    $188,965,193.57         100.00%
                            =========    ===============     ===========




                             Maximum Mortgage Rates for the Group 3 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Maximum Mortgage   Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Rates (%)                   Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
10.000 - 10.499..........           2     $ 1,224,100.00           0.65%     5.148%       804        $612,050.00        60.50%
10.500 - 10.999..........          25      10,694,190.79           5.66      5.776        745         427,767.63        70.22
11.000 - 11.499..........         168      91,798,348.97          48.58      6.254        741         546,418.74        66.31
11.500 - 11.999..........         109      58,774,210.79          31.10      6.611        710         539,212.94        72.37
12.000 - 12.499..........          21       7,654,819.15           4.05      6.585        698         364,515.20        73.24
12.500 - 12.999..........          35      12,990,324.64           6.87      7.088        696         371,152.13        74.10
13.000 - 13.499..........           9       4,024,600.00           2.13      7.578        701         447,177.78        75.95
13.500 - 13.999..........           5       1,416,699.23           0.75      7.871        684         283,339.85        80.01
14.000 - 14.499..........           3         387,900.00           0.21      8.311        688         129,300.00        68.99
                            ---------    ---------------     -----------
    Total................         377    $188,965,193.57         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
     Group 3 Mortgage Loans was approximately 11.544%.




                            Initial Periodic Rate Cap for the Group 3 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Initial Periodic            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Rate  Cap (%)               Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
5.000....................         333    $171,552,065.55          90.79%     6.426%       727        $515,171.37        69.22%
6.000....................          44      17,413,128.02           9.21      6.639        717         395,752.91        72.41
                            ---------    ---------------     -----------
    Total................         377    $188,965,193.57         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 3 Mortgage Loans was approximately 5.092%.




                            Subsequent Periodic Rate Cap for the Group 3 Mortgage Loans



                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Subsequent Periodic         Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Rate Cap (%)                Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
1.000....................           4     $ 1,899,344.36           1.01%     6.502%       715        $474,836.09        73.02%
2.000....................         373     187,065,849.21          98.99      6.445        726         501,517.02        69.47
                            ---------    ---------------     -----------
    Total................         377    $188,965,193.57         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 3 Mortgage Loans was approximately 1.990%.




                              Origination Channel for the Group 3 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Origination Channel         Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Conduit..................          79     $33,053,105.24          17.49%     6.575%       717        $418,393.74        73.96%
Correspondent............         103      63,500,901.71          33.60      6.461        733         616,513.61        67.97
Consumer Direct..........          97      42,652,701.15          22.57      6.288        728         439,718.57        67.75
Mortgage Professionals...          98      49,758,485.47          26.33      6.476        722         507,739.65        70.03
                            ---------    ---------------     -----------
    Total................         377    $188,965,193.57         100.00%
                            =========    ===============     ===========


                                        Group 1 and Group 2 Mortgage Loans



                           Mortgage Rates for the Group 1 and Group 2 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of                    Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Mortgage Rates (%)          Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
4.501 - 5.000............           7     $ 4,498,534.32           1.95%     5.000%       746        $642,647.76        74.57%
5.001 - 5.500............          10       4,325,400.00           1.87      5.451        764         432,540.00        67.47
5.501 - 6.000............          60      40,211,045.46          17.42      5.895        742         670,184.09        70.68
6.001 - 6.500............         242     116,320,425.39          50.38      6.359        721         480,662.91        71.68
6.501 - 7.000............         133      52,432,196.94          22.71      6.751        711         394,227.04        75.54
7.001 - 7.500............          27       9,149,230.76           3.96      7.277        688         338,860.40        77.89
7.501 - 8.000............          11       2,847,174.87           1.23      7.704        660         258,834.08        81.15
8.001 - 8.500............           2         311,700.00           0.13      8.328        702         155,850.00        89.42
8.501 - 9.000............           2         802,952.00           0.35      8.700        684         401,476.00        86.03
                            ---------    ---------------     -----------
    Total................         494    $230,898,659.74         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 and Group 2 Mortgage Loans was approximately 6.387% per annum.




                     Current Principal Balances for the Group 1 and Group 2 Mortgage Loans(1)

                                                              Percent of                Weighted
                                           Aggregate          Aggregate     Weighted    Average       Average          Weighted
                             Number of     Principal          Principal     Average     FICO          Current          Average
Range of Current Mortgage    Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan Principal Balances ($)  Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
--------------------------- ---------    ---------------     -----------   --------    --------      ---------        -----------
0.01 - 50,000.00............        1     $    47,233.00           0.02%     6.500%       785        $ 47,233.00         6.59%
50,000.01 - 100,000.00......        2         172,920.00           0.07      6.875        681          86,460.00        73.31
100,000.01 - 150,000.00.....       30       3,735,672.59           1.62      6.832        713         124,522.42        71.58
150,000.01 - 200,000.00.....       40       7,029,855.65           3.04      6.628        698         175,746.39        76.39
200,000.01 - 250,000.00.....       41       9,268,420.43           4.01      6.471        716         226,059.03        73.24
250,000.01 - 300,000.00.....       48      13,359,723.65           5.79      6.433        707         278,327.58        74.20
300,000.01 - 350,000.00.....       61      19,874,416.47           8.61      6.529        708         325,810.11        77.12
350,000.01 - 400,000.00.....       38      14,319,681.75           6.20      6.499        707         376,833.73        73.96
400,000.01 - 450,000.00.....       31      13,211,652.88           5.72      6.438        709         426,182.35        76.40
450,000.01 - 500,000.00.....       37      17,663,543.76           7.65      6.611        712         477,393.07        77.64
500,000.01 - 550,000.00.....       29      15,243,462.91           6.60      6.416        713         525,636.65        75.24
550,000.01 - 600,000.00.....       26      15,075,009.14           6.53      6.225        731         579,808.04        72.51
600,000.01 - 650,000.00.....       18      11,344,343.05           4.91      6.507        736         630,241.28        75.81
650,000.01 - 700,000.00.....       10       6,757,500.00           2.93      6.475        720         675,750.00        73.98
700,000.01 - 750,000.00.....       13       9,399,980.30           4.07      6.460        717         723,075.41        77.79
750,000.01 - 800,000.00.....        8       6,207,500.00           2.69      6.327        753         775,937.50        73.89
800,000.01 - 850,000.00.....        7       5,800,740.00           2.51      6.042        724         828,677.14        66.68
850,000.01 - 900,000.00.....        7       6,092,499.25           2.64      6.411        726         870,357.04        72.01
900,000.01 - 950,000.00.....        3       2,752,000.00           1.19      6.123        755         917,333.33        72.18
950,000.01 - 1,000,000.00...       17      16,845,765.66           7.30      6.346        735         990,927.39        67.55
1,000,000.01 - 1,250,000.00.       13      14,672,787.69           6.35      6.097        743       1,128,675.98        68.53
1,250,000.01 - 1,500,000.00.        9      12,398,951.56           5.37      6.026        731       1,377,661.28        69.76
1,500,000.01 - 1,750,000.00.        3       4,850,000.00           2.10      6.251        749       1,616,666.67        52.91
1,750,000.01 - 2,000,000.00.        1       1,775,000.00           0.77      6.250        735       1,775,000.00        50.71
2,750,000.01 - 3,000,000.00.        1       3,000,000.00           1.30      6.000        716       3,000,000.00        60.00
                            ---------    ---------------     -----------
    Total................         494    $230,898,659.74         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the average principal balance of the Group 1 and
     Group 2 Mortgage Loans was approximately $467,406.19.




                    Original Loan-to-Value Ratios for the Group 1 and Group 2 Mortgage Loans(1)




                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Original           Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan-to-Value Ratios (%)    Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
0.01 - 10.00.............           1     $    47,233.00           0.02%     6.500%       785         $47,233.00         6.59%
20.01 - 30.00............           4       1,602,000.00           0.69      6.416        703         400,500.00        28.64
30.01 - 40.00............           4         995,000.00           0.43      6.286        684         248,750.00        32.08
40.01 - 50.00............          18      10,237,027.08           4.43      6.148        727         568,723.73        47.52
50.01 - 60.00............          28      16,498,411.39           7.15      6.247        727         589,228.98        56.19
60.01 - 70.00............          77      48,818,761.71          21.14      6.258        721         634,009.89        66.08
70.01 - 80.00............         326     137,534,564.50          59.56      6.449        722         421,885.17        78.17
80.01 - 90.00............          26      11,499,661.05           4.98      6.432        722         442,294.66        86.34
90.01 - 100.00...........          10       3,666,001.01           1.59      6.965        696         366,600.10        94.87
                            ---------    ---------------     -----------
    Total................         494    $230,898,659.74         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 1 and Group 2 Mortgage Loans was approximately 72.80%.




                    Original Term to Stated Maturity for the Group 1 and Group 2 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Original Term to Stated     Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Maturity (Months)           Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
360......................         494   $ 230,898,659.74         100.00%     6.387%       722        $467,406.19        72.80%
                            ---------    ---------------     -----------
    Total................         494    $230,898,659.74         100.00%
                            =========    ===============     ===========




                Remaining Terms to Stated Maturity for the Group 1 and Group 2 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Remaining Terms to Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Stated Maturity (Months)    Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
352......................           1     $   202,400.00           0.09%     7.125%       651        $202,400.00        80.00%
354......................           1         684,000.00           0.30      6.875        671         684,000.00        74.75
355......................           1         334,374.01           0.14      6.000        719         334,374.01        94.62
356......................          16       4,255,249.43           1.84      6.491        711         265,953.09        72.21
357......................          24       9,899,174.84           4.29      6.464        737         412,465.62        73.17
358......................          49      21,747,916.86           9.42      6.365        724         443,835.04        75.52
359......................         206      95,470,275.60          41.35      6.466        713         463,447.94        72.66
360......................         196      98,305,269.00          42.58      6.300        729         501,557.49        72.22
                            ---------    ---------------     -----------
    Total................         494    $230,898,659.74         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Group 1 and Group 2 Mortgage Loans was approximately 359 months.




          Geographic Distribution of the Mortgaged Properties for the Group 1 and Group 2 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Geographic Area             Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Alabama...................          1     $   333,000.00           0.14%     6.375%       724        $333,000.00        90.00%
Alaska....................          1         335,000.00           0.15      6.375        702         335,000.00        60.91
Arizona...................         17       6,231,176.56           2.70      6.525        739         366,539.80        72.79
California................        210     119,682,792.55          51.83      6.292        726         569,918.06        70.71
Colorado..................         19       6,706,421.00           2.90      6.587        702         352,969.53        75.17
Connecticut...............          8       4,348,685.42           1.88      6.248        749         543,585.68        72.81
District of Columbia......          1         290,000.00           0.13      6.375        783         290,000.00        71.25
Florida...................         39      15,231,174.00           6.60      6.528        719         390,542.92        75.46
Georgia...................         10       2,492,729.09           1.08      7.198        702         249,272.91        79.39




                                      38




                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Geographic Area             Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Hawaii....................          6       5,201,309.14           2.25       6.148       738          866,884.86       70.50
Idaho.....................          2         360,514.02           0.16       6.250       727          180,257.01       83.17
Illinois..................          8       2,892,844.55           1.25       6.655       708          361,605.57       80.86
Indiana...................          3         759,698.00           0.33       6.338       680          253,232.67       81.39
Kansas....................          1         178,000.00           0.08       6.375       676          178,000.00       79.11
Kentucky..................          1         199,980.00           0.09       5.750       622          199,980.00       80.00
Maine.....................          1         308,000.00           0.13       6.250       693          308,000.00       80.00
Maryland..................         17       6,621,386.27           2.87       6.252       731          389,493.31       75.75
Massachusetts.............          6       2,704,000.35           1.17       6.554       677          450,666.73       72.31
Michigan..................          7       2,259,458.58           0.98       6.675       698          322,779.80       82.04
Minnesota.................          4         861,047.00           0.37       6.578       763          215,261.75       84.16
Missouri..................          1         862,500.00           0.37       6.750       741          862,500.00       75.00
Nevada....................         14       3,795,467.47           1.64       6.493       722          271,104.82       78.28
New Hampshire.............          1         124,555.19           0.05       6.625       800          124,555.19       56.82
New Jersey................         11       4,994,915.66           2.16       6.475       722          454,083.24       71.59
New Mexico................          3         502,008.96           0.22       6.999       667          167,336.32       76.90
New York..................         32      14,605,464.85           6.33       6.675       709          456,420.78       73.47
North Carolina............          6       1,532,606.46           0.66       6.374       711          255,434.41       79.61
Ohio......................          3         726,374.01           0.31       6.494       708          242,124.67       85.11
Oregon....................          3       1,341,731.00           0.58       6.640       760          447,243.67       75.76
Pennsylvania..............          3         899,549.59           0.39       6.428       706          299,849.86       72.48
Rhode Island..............          2         453,500.00           0.20       6.431       711          226,750.00       72.93
South Carolina............          4       1,803,700.00           0.78       6.484       682          450,925.00       72.10
Tennessee.................          2         435,220.00           0.19       6.095       763          217,610.00       78.44
Texas.....................         11       5,768,512.00           2.50       6.076       721          524,410.18       76.73
Utah......................          6       1,975,973.84           0.86       6.523       716          329,328.97       71.69
Vermont...................          1         281,000.00           0.12       6.125       631          281,000.00       76.99
Virginia..................         15       6,290,310.43           2.72       6.579       708          419,354.03       71.13
Washington................         12       5,639,228.75           2.44       6.427       701          469,935.73       77.15
Wisconsin.................          2         868,825.00           0.38       6.420       718          434,412.50       89.13
                            ---------    ---------------     -----------
    Total................         494    $230,898,659.74         100.00%
                            =========    ===============     ===========




                       Mortgagors' FICO Scores for the Group 1 and Group 2 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of FICO               Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Credit Scores               Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Not available.............          1      $  708,500.00           0.31%     7.125%       N/A        $708,500.00        65.00%
620.......................          2         476,120.00           0.21      6.684        620         238,060.00        70.26
621 - 640.................         34      12,858,026.75           5.57      6.625        630         378,177.26        72.67
641 - 660.................         39      12,866,658.97           5.57      6.721        651         329,914.33        76.10
661 - 680.................         45      15,870,340.87           6.87      6.561        672         352,674.24        73.26
681 - 700.................         70      33,679,030.80          14.59      6.563        691         481,129.01        75.22
701 - 720.................         85      42,254,219.36           18.3      6.334        711         497,108.46        70.02
721 - 740.................         59      28,359,412.82          12.28      6.293        731         480,668.01        72.14
741 - 760.................         60      32,566,316.91           14.1      6.323        750         542,771.95        73.05
761 - 780.................         48      22,038,605.21           9.54      6.271        771         459,137.61        73.37
781 - 800.................         35      20,374,913.34           8.82      6.158        789         582,140.38        74.12
801 - 820.................         16       8,846,514.71           3.83      6.117        806         552,907.17        68.93
                            ---------    ---------------     -----------
    Total................         494    $230,898,659.74         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average FICO Credit Score of the
     Group 1 and Group 2 Mortgage Loans (not including the Mortgage Loans for which the FICO Credit Score was not available) was approximately 722.




                     Types of Mortgaged Properties for the Group 1 and Group 2 Mortgage Loans



                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Property Type               Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Planned Unit Development
(PUD).....................         77   $  28,262,318.25          12.24%     6.295%       727        $367,043.09        77.69%
High Rise Condominium.....          3       1,046,644.55           0.45      7.184        700         348,881.52        69.85
Low Rise Condominium......         42      15,203,491.45           6.58      6.484        725         361,987.89        75.20
Single Family Residence...        331     164,315,352.49          71.16      6.379        720         496,421.00        72.29
Townhouse.................          7       4,936,953.00           2.14      6.393        752         705,279.00        65.31
Two- to Four-Family
Residence.................         34      17,133,900.00           7.42      6.486        713         503,938.24        69.84
                            ---------    ---------------     -----------
    Total................         494    $230,898,659.74         100.00%
                            =========    ===============     ===========




                                      Purposes of the Group 1 and Group 2 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan Purpose                Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Purchase.................         160    $ 65,028,633.39          28.16%      6.394%      730        $406,428.96        77.11%
Refinance (Rate/Term)....         196     108,735,199.90          47.09       6.356       721         554,771.43        72.25
Refinance (Cash Out).....         138      57,134,826.45          24.74       6.439       713         414,020.48        68.93
                            ---------    ---------------     -----------
    Total................         494    $230,898,659.74         100.00%
                            =========    ===============     ===========




                           Occupancy Types for the Group 1 and Group 2 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Occupancy Type              Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Primary...................        424   $ 200,591,878.02          86.87%     6.368%       719        $473,094.05        73.63%
Second Home...............         22      10,502,360.64           4.55      6.405        750         477,380.03        65.81
Investment................         48      19,804,421.08           8.58      6.579        730         412,592.11        68.11
                            ---------    ---------------     -----------
    Total................         494    $230,898,659.74         100.00%
                            =========    ===============     ===========

---------
(1) Based upon representations of the related mortgagors at the time of origination.




                        Loan Documentation Types for the Group 1 and Group 2 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Type of                     Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Documentation Program       Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Full/Alternate...........         111   $  53,310,474.34          23.09%     6.202%       733        $480,274.54        73.29%
FastForward..............           4       1,805,800.00           0.78      6.223        746         451,450.00        72.64
Stated Income............         266     128,453,906.00          55.63      6.419        721         482,909.42        73.66
No Income/No Asset.......          29      11,545,602.11           5.00      6.606        705         398,124.21        72.79
No Ratio.................          48      23,440,872.99          10.15      6.490        704         488,351.52        74.27
No Doc...................          36      12,342,004.30           5.35      6.486        722         342,833.45        58.90
                            ---------    ---------------     -----------
    Total................         494    $230,898,659.74         100.00%
                            =========    ===============     ===========




                         Ranges of Loan Age for the Group 1 and Group 2 Mortgage Loans(1)



                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of                    Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan Age (Months)           Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
0........................         196    $ 98,305,269.00          42.58%     6.300%       729        $501,557.49        72.22%
1 - 5....................         296     131,706,990.74          57.04      6.449        716         444,956.05        73.21
6 - 10...................           2         886,400.00           0.38      6.932        666         443,200.00        75.95
                            ---------    ---------------     -----------
    Total................         494    $230,898,659.74         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average loan age of the Group 1 and
     Group 2 Mortgage Loans was approximately 1 month.




                             Loan Programs for the Group 1 and Group 2 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan Program                Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
7/1 LIBOR................          22     $ 6,263,765.28           2.71%     6.626%       689        $284,716.60        75.04%
7/1 LIBOR 40/30 Balloon..           2         425,240.00           0.18      6.819        657         212,620.00        67.41
7/1 LIBOR Interest Only..         422     209,292,396.05          90.64      6.357        724         495,953.55        72.65
7/6 LIBOR................          10       2,344,064.12           1.02      6.470        706         234,406.41        76.83
7/6 LIBOR Interest Only..          38      12,573,194.29           5.45      6.751        699         330,873.53        73.61
                            ---------    ---------------     -----------
    Total................         494    $230,898,659.74         100.00%
                            =========    ===============     ===========




                      Original Interest Only Terms of the Group 1 and Group 2 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Original Interest Only      Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Term (Months)               Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
None....................           34     $ 9,033,069.40           3.91%     6.594%       692        $265,678.51        75.14%
84......................           15       5,588,452.68           2.42      6.420        721         372,563.51        75.37
120.....................          445     216,277,137.66          93.67      6.378        723         486,016.04        72.63
                            ---------    ---------------     -----------
    Total................         494    $230,898,659.74         100.00%
                            =========    ===============     ===========




                    Prepayment Charge Terms and Type of the Group 1 and Group 2 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Prepayment Charge           Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Term and Type (Months)      Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
0 Months - No Prepay.....         339   $ 162,871,392.32          70.54%     6.362%       723        $480,446.59        72.59%
12 Months - Hard.........          41      18,873,784.15           8.17      6.595        721         460,336.20        70.13
24 Months - Hard.........          25      12,128,966.13           5.25      6.442        720         485,158.65        73.08
36 Months - Hard.........          83      34,482,817.14          14.93      6.337        718         415,455.63        74.68
36 Months - Soft.........           6       2,541,700.00           1.10      6.865        709         423,616.67        79.12
                            ---------    ---------------     -----------
    Total................         494    $230,898,659.74         100.00%
                            =========    ===============     ===========




                            Gross Margins for the Group 1 and Group 2 Mortgage Loans(1)



                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Range of Gross Margins (%)  Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
2.000 - 2.499............          75   $  24,965,514.74          10.81%     6.521%       715        $332,873.53        73.54%
2.500 - 2.999............         416     205,175,104.25          88.86      6.369        723         493,209.39        72.69
3.000 - 3.499............           2         593,600.00           0.26      6.944        651         296,800.00        80.00
6.000 - 6.499............           1         164,440.75           0.07      6.875        662         164,440.75        64.71
                            ---------    ---------------     -----------
    Total................         494    $230,898,659.74         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 1 and Group 2 Mortgage Loans was approximately 2.700%.




                   Months to Initial Adjustment Date for the Group 1 and Group 2 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Number of Months   Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
to Initial Adjustment Date  Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
71 - 80..................          19    $  5,476,023.44           2.37%     6.532%       705        $288,211.76        74.18%
81 - 90..................         475     225,422,636.30          97.63      6.384        722         474,573.97        72.77
                            ---------    ---------------     -----------
    Total................         494    $230,898,659.74         100.00%
                            =========    ===============     ===========




                       Maximum Mortgage Rates for the Group 1 and Group 2 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Maximum Mortgage   Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Rate (%)                    Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
10.000 - 10.499..........          10    $  5,795,934.32           2.51%     5.075%       752        $579,593.43        71.88%
10.500 - 10.999..........          43      25,443,328.72          11.02      5.774        746         591,705.32        72.45
11.000 - 11.499..........         169      91,038,279.13          39.43      6.230        727         538,688.04        69.16
11.500 - 11.999..........         187      81,249,763.47          35.19      6.615        714         434,490.71        75.78
12.000 - 12.499..........          35      11,844,132.66           5.13      6.984        700         338,403.79        78.05
12.500 - 12.999..........          36      11,564,258.73           5.01      7.000        691         321,229.41        73.61
13.000 - 13.499..........          12       3,160,010.71           1.37      7.337        685         263,334.23        79.42
13.500 - 13.999..........           2         802,952.00           0.35      8.700        684         401,476.00        86.03
                            ---------    ---------------     -----------
    Total................         494    $230,898,659.74         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
     Group 1 and Group 2 Mortgage Loans was approximately 11.441%.




                      Initial Periodic Rate Cap for the Group 1 and Group 2 Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Initial Periodic            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Rate Cap (%)                Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
3.000....................           4    $  2,075,066.07           0.90%     6.418%       700        $518,766.52        79.23%
5.000....................         456     218,493,742.82          94.63      6.371        722         479,152.94        72.82
6.000....................          34      10,329,850.85           4.47      6.738        706         303,819.14        71.11
                            ---------    ---------------     -----------
    Total................         494    $230,898,659.74         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 1 and Group 2 Mortgage Loans was approximately 5.027%.




                    Subsequent Periodic Rate Cap for the Group 1 and Group 2 Mortgage Loans(1)



                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Subsequent Periodic         Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Rate Cap (%)                Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
1.000....................          15    $  4,684,895.42           2.03%     6.697%       687        $312,326.36        80.40%
2.000....................         479     226,213,764.32          97.97      6.381        722         472,262.56        72.64
                            ---------    ---------------     -----------
    Total................         494    $230,898,659.74         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 1 and Group 2 Mortgage Loans was approximately 1.980%.




                          Origination Channel for the Group 1 and Group 2 Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Origination Channel         Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Conduit..................          96   $  31,086,767.45          13.46%     6.617%       709        $323,820.49        75.19%
Correspondent............          97      50,926,009.13          22.06      6.303        738         525,010.40        71.30
Consumer Direct..........          71      27,468,863.31          11.90      6.455        704         386,885.40        70.96
Mortgage Professionals...         230     121,417,019.85          52.58      6.349        722         527,900.09        73.23
                            ---------    ---------------     -----------
    Total................         494    $230,898,659.74         100.00%
                            =========    ===============     ===========


                                         Aggregate Mortgage Loans


                                 Mortgage Rates for the Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of                    Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Mortgage Rates (%)          Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
4.501 - 5.000............           8     $ 4,998,634.32           1.19%     5.000%       752        $624,829.29        70.34%
5.001 - 5.500............          14       5,853,400.00           1.39      5.433        767         418,100.00        69.72
5.501 - 6.000............         107      63,057,979.33          15.02      5.897        743         589,326.91        70.93
6.001 - 6.500............         437     221,095,438.01          52.66      6.343        729         505,939.22        69.52
6.501 - 7.000............         225      98,768,629.79          23.52      6.731        706         438,971.69        73.85
7.001 - 7.500............          43      15,419,297.99           3.67      7.289        687         358,588.33        77.50
7.501 - 8.000............          27       7,990,121.87           1.90      7.758        669         295,930.44        79.56
8.001 - 8.500............           6       1,427,800.00           0.34      8.284        689         237,966.67        79.15
8.501 - 9.000............           3       1,206,952.00           0.29      8.675        669         402,317.33        84.01
9.001 - 9.500............           1          45,600.00           0.01      9.250        660          45,600.00        80.00
                            ---------    ---------------     -----------
    Total................         871    $419,863,853.31         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average Mortgage Rate of the
     Mortgage Loans was approximately 6.414% per annum.




             Current Principal Balances for the Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Current Mortgage   Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan Principal Balances ($) Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
0.01 - 50,000.00............        2     $    92,833.00           0.02%     7.851%       724        $ 46,416.50        42.65%
50,000.01 - 100,000.00......        9         758,990.00           0.18      7.342        680          84,332.22        75.39
100,000.01 - 150,000.00.....       49       6,146,584.82           1.46      6.769        715         125,440.51        66.37
150,000.01 - 200,000.00.....       59      10,424,843.65           2.48      6.636        700         176,692.27        74.22
200,000.01 - 250,000.00.....       57      12,825,070.43           3.05      6.429        721         225,001.24        71.07
250,000.01 - 300,000.00.....       74      20,481,496.42           4.88      6.472        714         276,776.98        71.95
300,000.01 - 350,000.00.....       91      29,610,611.44           7.05      6.492        711         325,391.33        74.85
350,000.01 - 400,000.00.....       66      24,819,247.83           5.91      6.493        708         376,049.21        72.00
400,000.01 - 450,000.00.....       72      30,735,772.03           7.32      6.475        712         426,885.72        73.74
450,000.01 - 500,000.00.....       71      33,828,469.78           8.06      6.555        716         476,457.32        76.43
500,000.01 - 550,000.00.....       49      25,704,980.86           6.12      6.420        718         524,591.45        73.65
550,000.01 - 600,000.00.....       58      33,479,374.10           7.97      6.386        726         577,230.59        72.29
600,000.01 - 650,000.00.....       44      27,689,770.55           6.59      6.412        735         629,312.97        73.44
650,000.01 - 700,000.00.....       23      15,573,695.83           3.71      6.511        734         677,117.21        72.92
700,000.01 - 750,000.00.....       31      22,583,230.30           5.38      6.398        724         728,491.30        72.84
750,000.01 - 800,000.00.....       12       9,333,443.28           2.22      6.320        748         777,786.94        70.64
800,000.01 - 850,000.00.....       13      10,769,790.00           2.57      6.175        730         828,445.38        64.36
850,000.01 - 900,000.00.....       10       8,700,499.25           2.07      6.400        725         870,049.93        69.82
900,000.01 - 950,000.00.....        7       6,496,750.00           1.55      6.213        748         928,107.14        67.89
950,000.01 - 1,000,000.00...       29      28,790,660.49           6.86      6.362        734         992,781.40        66.79
1,000,000.01 - 1,250,000.00.       24      27,270,912.69           6.50      6.203        742       1,136,288.03        66.74
1,250,000.01 - 1,500,000.00.       15      21,121,826.56           5.03      6.212        731       1,408,121.77        69.68
1,500,000.01 - 1,750,000.00.        3       4,850,000.00           1.16      6.251        749       1,616,666.67        52.91
1,750,000.01 - 2,000,000.00.        1       1,775,000.00           0.42      6.250        735       1,775,000.00        50.71
2,750,000.01 - 3,000,000.00.        2       6,000,000.00           1.43      6.313        710       3,000,000.00        61.92
                            ---------    ---------------     -----------
    Total................         871    $419,863,853.31         100.00%
                            =========    ===============     ===========

---------
(1) As of the Cut-off Date, the average principal balance of the Mortgage
Loans was approximately $482,048.05.




                                Original Loan-to-Value Ratios for the Mortgage Loans(1)



                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Original           Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan-to-Value Ratios (%)    Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
0.01 - 10.00.............           1     $    47,233.00           0.01%     6.500%       785         $47,233.00         6.59%
10.01 - 20.00............           1         250,000.00           0.06      6.250        799         250,000.00        15.63
20.01 - 30.00............           7       2,069,000.00           0.49      6.389        715         295,571.43        28.42
30.01 - 40.00............          20       8,310,986.95           1.98      6.252        756         415,549.35        36.38
40.01 - 50.00............          38      18,429,009.05           4.39      6.249        723         484,973.92        46.66
50.01 - 60.00............          57      33,028,640.54           7.87      6.261        725         579,449.83        56.15
60.01 - 70.00............         165     100,991,802.79          24.05      6.316        727         612,071.53        65.73
70.01 - 80.00............         543     240,766,918.92          57.34      6.483        722         443,401.32        78.15
80.01 - 90.00............          28      12,201,661.05           2.91      6.470        722         435,773.61        86.37
90.01 - 100.00...........          11       3,768,601.01           0.90      6.959        695         342,600.09        94.87
                            ---------    ---------------     -----------
    Total................         871    $419,863,853.31         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 71.32%.




                                    Original Term to Stated Maturity for the Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Original Term to Stated     Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Maturity (Months)           Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
360......................         871   $ 419,863,853.31         100.00%     6.414%       724        $482,048.05        71.32%
                            ---------    ---------------     -----------
    Total................         871    $419,863,853.31         100.00%
                            =========    ===============     ===========




                           Remaining Terms to Stated Maturity for the Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Remaining Terms to Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Stated Maturity (Months)    Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
345......................           1     $   399,901.08           0.10%     5.875%       723        $399,901.08        76.92%
352......................           1         202,400.00           0.05      7.125        651         202,400.00        80.00
353......................           1         755,943.28           0.18      6.750        694         755,943.28        80.00
354......................           3       1,828,000.00           0.44      6.854        670         609,333.33        78.04
355......................           1         334,374.01           0.08      6.000        719         334,374.01        94.62
356......................          23       6,243,999.43           1.49      6.445        713         271,478.24        71.25
357......................          37      15,292,919.81           3.64      6.458        726         413,322.16        73.49
358......................          74      32,354,214.29           7.71      6.410        726         437,219.11        74.93
359......................         261     124,969,306.61          29.76      6.495        717         478,809.60        72.55
360......................         469     237,482,794.80          56.56      6.364        728         506,359.90        69.91
                            ---------    ---------------     -----------
    Total................         871    $419,863,853.31         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Mortgage Loans was approximately 359 months.




                    Geographic Distribution of the Mortgaged Properties for the Mortgage Loans


                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Geographic Area             Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Alabama...................          1     $   333,000.00           0.08%     6.375%       724        $333,000.00        90.00%
Alaska....................          1         335,000.00           0.08      6.375        702         335,000.00        60.91
Arizona...................         27      10,808,482.89           2.57      6.487        742         400,314.18        73.79
California................        430     243,173,658.22          57.92      6.341        728         565,520.14        69.92
Colorado..................         26      11,491,991.83           2.74      6.551        720         441,999.69        70.75
Connecticut...............          9       5,698,685.42           1.36      6.338        720         633,187.27        68.35
Delaware..................          1         255,300.00           0.06      8.250        695         255,300.00        64.98




                                      45




                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Geographic Area             Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
District of Columbia.....           2         971,000.00           0.23      6.375        763         485,500.00        70.02
Florida..................          51      20,757,455.97           4.94      6.543        722         407,008.94        72.64
Georgia..................          18       4,644,124.91           1.11      6.791        725         258,006.94        76.68
Hawaii...................           8       6,107,559.14           1.45      6.163        747         763,444.89        68.73
Idaho....................           3         500,514.02           0.12      6.390        716         166,838.01        82.29
Illinois.................          16       6,064,344.55           1.44      6.571        715         379,021.53        71.15
Indiana..................           3         759,698.00           0.18      6.338        680         253,232.67        81.39
Iowa.....................           2         560,000.00           0.13      6.830        690         280,000.00        75.81
Kansas...................           1         178,000.00           0.04      6.375        676         178,000.00        79.11
Kentucky.................           1         199,980.00           0.05      5.750        622         199,980.00        80.00
Maine....................           1         308,000.00           0.07      6.250        693         308,000.00        80.00
Maryland.................          27      10,150,186.27           2.42      6.329        728         375,932.82        76.34
Massachusetts............          10       4,567,000.35           1.09      6.793        692         456,700.04        74.05
Michigan.................          11       2,973,428.58           0.71      6.699        692         270,311.69        77.56
Minnesota................           4         861,047.00           0.21      6.578        763         215,261.75        84.16
Missouri.................           1         862,500.00           0.21      6.750        741         862,500.00        75.00
Nevada...................          19       5,474,467.47           1.30      6.610        733         288,129.87        73.98
New Hampshire............           1         124,555.19           0.03      6.625        800         124,555.19        56.82
New Jersey...............          24      11,476,915.66           2.73      6.342        724         478,204.82        69.85
New Mexico...............           5         873,508.96           0.21      6.681        689         174,701.79        75.77
New York.................          63      28,279,284.80           6.74      6.621        709         448,877.54        73.22
North Carolina...........          13       4,457,047.23           1.06      6.614        717         342,849.79        76.97
Ohio.....................           3         726,374.01           0.17      6.494        708         242,124.67        85.11
Oklahoma.................           1          97,600.00           0.02      8.000        660          97,600.00        80.00
Oregon...................           6       3,086,731.00           0.74      6.404        729         514,455.17        66.43
Pennsylvania.............           6       1,529,649.59           0.36      6.499        704         254,941.60        70.28
Rhode Island.............           2         453,500.00           0.11      6.431        711         226,750.00        72.93
South Carolina...........           6       2,027,305.00           0.48      6.613        677         337,884.17        72.73
Tennessee................           2         435,220.00           0.10      6.095        763         217,610.00        78.44
Texas....................          17       8,157,504.00           1.94      6.353        713         479,853.18        76.48
Utah.....................           9       3,513,023.84           0.84      6.334        722         390,335.98        69.42
Vermont..................           1         281,000.00           0.07      6.125        631         281,000.00        76.99
Virginia.................          21       8,550,717.66           2.04      6.599        708         407,177.03        72.51
Washington...............          15       6,623,666.75           1.58      6.553        693         441,577.78        77.28
Wisconsin................           3       1,134,825.00           0.27      6.292        725         378,275.00        86.96
                            ---------    ---------------     -----------
    Total................         871    $419,863,853.31         100.00%
                            =========    ===============     ===========




                               Mortgagors' FICO Scores for the Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of FICO               Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Credit Scores               Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Not available............           2    $  1,348,500.00           0.32%     7.540%       N/A        $674,250.00        72.12%
620......................           2         476,120.00           0.11      6.684        620         238,060.00        70.26
621 - 640................          54      22,238,305.90           5.30      6.788        631         411,820.48        70.59
641 - 660................          63      21,207,063.97           5.05      6.723        652         336,620.06        72.87
661 - 680................          73      27,713,239.64           6.60      6.624        672         379,633.42        73.08
681 - 700................         123      57,126,978.27          13.61      6.608        691         464,446.98        73.55
701 - 720................         149      77,539,178.00          18.47      6.368        711         520,397.17        70.76
721 - 740................         110      53,249,591.40          12.68      6.318        730         484,087.19        71.93
741 - 760................         103      58,042,335.94          13.82      6.311        750         563,517.82        71.90
761 - 780................          98      49,810,447.31          11.86      6.290        771         508,269.87        70.49
781 - 800................          62      33,132,003.17           7.89      6.170        789         534,387.15        69.03
801 - 820................          32      17,980,089.71           4.28      6.159        807         561,877.80        65.82
                            ---------    ---------------     -----------
    Total................         871    $419,863,853.31         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average FICO Credit Score of the
     Mortgage Loans (not including the Mortgage Loans for which the FICO
     Credit Score was not available) was approximately 724.



                             Types of Mortgaged Properties for the Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Property Type               Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Planned Unit Development
(PUD)....................         152   $  64,835,726.23          15.44%     6.353%       731        $426,550.83        74.19%
High Rise Condominium....           7       2,528,644.55           0.60      7.229        764         361,234.94        71.58
Low Rise Condominium.....          70      24,882,299.68           5.93      6.480        728         355,461.42        73.38
Single Family Residence..         568     288,985,187.85          68.83      6.405        721         508,776.74        70.96
Townhouse................          14       7,648,753.00           1.82      6.497        737         546,339.50        68.77
Two- to Four-Family
Residence................          60      30,983,242.00           7.38      6.482        719         516,387.37        67.65
                            ---------    ---------------     -----------
    Total................         871    $419,863,853.31         100.00%
                            =========    ===============     ===========




                                                 Purposes of the Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan Purpose                Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Purchase.................         262   $ 116,323,335.16          27.71%     6.434%       733        $443,982.20        76.79%
Refinance (Rate/Term)....         291     157,757,401.24          37.57      6.365        724         542,121.65        71.02
Refinance (Cash Out).....         318     145,783,116.91          34.72      6.450        715         458,437.47        67.28
                            ---------    ---------------     -----------
    Total................         871    $419,863,853.31         100.00%
                            =========    ===============     ===========




                                        Occupancy Types for the Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Occupancy Type              Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Primary..................         746   $ 368,510,257.33          87.77%     6.394%       721        $493,981.58        72.11%
Investment...............          97      37,713,335.34           8.98      6.585        735         388,797.27        65.25
Second Home..............          28      13,640,260.64           3.25      6.476        758         487,152.17        66.68
                            ---------    ---------------     -----------
    Total................         871    $419,863,853.31         100.00%
                            =========    ===============     ===========

---------
(1) Based upon representations of the related mortgagors at the time of origination.




                                        Loan Documentation Types for the Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Type of                     Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Documentation Program       Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Full/Alternate...........         185   $  91,722,490.80          21.85%     6.237%       731        $495,797.25        73.48%
FastForward..............           8       4,282,800.00           1.02      6.195        754         535,350.00        69.76
Stated Income............         455     227,090,594.69          54.09      6.441        723         499,100.21        72.37
No Income/No Asset.......          43      18,094,002.11           4.31      6.587        703         420,790.75        69.28
No Ratio.................          99      48,275,500.29          11.50      6.524        709         487,631.32        72.19
No Doc...................          81      30,398,465.42           7.24      6.494        733         375,289.70        56.98
                            ---------    ---------------     -----------
    Total................         871    $419,863,853.31         100.00%
                            =========    ===============     ===========




                                        Ranges of Loan Age for the Mortgage Loans(1)



                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of                    Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan Age (Months)           Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
0........................         469   $ 237,482,794.80          56.56%     6.364%       728        $506,359.90        69.91%
1 - 5....................         396     179,194,814.15          42.68      6.474        719         452,512.16        73.06
6 - 10...................           5       2,786,343.28           0.66      6.846        675         557,268.66        78.71
11 - 15..................           1         399,901.08           0.10      5.875        723         399,901.08        76.92
                            ---------    ---------------     -----------
    Total................         871    $419,863,853.31         100.00%
                            =========    ===============     ===========

---------
(1) As of the Cut-off Date, the weighted average loan age of the Mortgage
Loans was approximately 1 month.




                                             Loan Programs for the Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Loan Program                Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
--------------------------  ---------    ---------------     -----------   --------    --------      ---------        -----------
10/1 LIBOR................         34    $ 10,877,950.20           2.59%     6.448%       720        $319,939.71        70.77%
10/1 LIBOR 40/30 Balloon..          3       1,264,000.00           0.30      6.530        681         421,333.33        80.00
10/1 LIBOR Interest Only..        296     158,506,178.22          37.75      6.425        728         535,493.85        69.00
10/6 LIBOR................          2         732,061.12           0.17      6.381        655         366,030.56        52.99
10/6 LIBOR Interest Only..         42      17,585,004.03           4.19      6.633        718         418,690.57        73.24
7/1 LIBOR.................         22       6,263,765.28           1.49      6.626        689         284,716.60        75.04
7/1 LIBOR 40/30 Balloon...          2         425,240.00           0.10      6.819        657         212,620.00        67.41
7/1 LIBOR Interest Only...        422     209,292,396.05          49.85      6.357        724         495,953.55        72.65
7/6 LIBOR.................         10       2,344,064.12           0.56      6.470        706         234,406.41        76.83
7/6 LIBOR Interest Only...         38      12,573,194.29           2.99      6.751        699         330,873.53        73.61
                            ---------    ---------------     -----------
    Total................         871    $419,863,853.31         100.00%
                            =========    ===============     ===========




                              Original Interest Only Terms of the Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Original Interest Only      Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Term (Months)               Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
None.....................          73    $ 21,907,080.72           5.22%     6.511%       704        $300,097.00        72.51%
84.......................          15       5,588,452.68           1.33      6.420        721         372,563.51        75.37
120......................         783     392,368,319.91          93.45      6.408        725         501,108.97        71.19
                            ---------    ---------------     -----------
    Total................         871    $419,863,853.31         100.00%
                            =========    ===============     ===========




            Prepayment Charge Terms and Type of the Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Prepayment Charge           Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Term and Type (Months)      Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
0 Months - No Prepay.....         544   $ 272,473,828.10          64.90%     6.399%       725        $500,871.01        71.13%
12 Months - Hard.........          84      38,044,227.70           9.06      6.577        717         452,907.47        68.71
24 Months - Hard.........          36      16,500,086.13           3.93      6.461        718         458,335.73        73.88
36 Months - Hard.........         191      86,153,968.30          20.52      6.353        724         451,067.90        72.13
36 Months - Soft.........          16       6,691,743.08           1.59      6.748        718         418,233.94        77.07
                            ---------    ---------------     -----------
    Total................         871    $419,863,853.31         100.00%
                            =========    ===============     ===========




                                    Gross Margins for the Mortgage Loans(1)


                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Range of Gross Margins (%)  Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
2.000 - 2.499............         154   $  59,791,603.80          14.24%     6.446%       724        $388,257.17        72.76%
2.500 - 2.999............         713     358,778,208.76          85.45      6.405        724         503,195.24        71.05
3.000 - 3.499............           3       1,129,600.00           0.27      7.416        639         376,533.33        80.00
6.000 - 6.499............           1         164,440.75           0.04      6.875        662         164,440.75        64.71
                            ---------    ---------------     -----------
    Total................         871    $419,863,853.31         100.00%
                            =========    ===============     ===========

---------
(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage
Loans was approximately 2.682%.




                             Months to Initial Adjustment Date for the Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Number of Months   Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
to Initial Adjustment Date  Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
--------------------------  ---------    ---------------     -----------   --------    --------      ---------        -----------
71 - 80..................          19    $  5,476,023.44           1.30%     6.532%       705        $288,211.76        74.18%
81 - 90..................         475     225,422,636.30          53.69      6.384        722         474,573.97        72.77
101 - 110................           1         399,901.08           0.10      5.875        723         399,901.08        76.92
111 - 120................         337     168,204,842.49          40.06      6.465        725         499,124.16        69.67
121 - 130................          39      20,360,450.00           4.85      6.303        738         522,062.82        68.04
                            ---------    ---------------     -----------
    Total................         871    $419,863,853.31         100.00%
                            =========    ===============     ===========




                               Maximum Mortgage Rates for the Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Range of Maximum Mortgage   Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Rate (%)                    Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
10.000 - 10.499..........          12    $  7,020,034.32           1.67%     5.088%       761        $585,002.86        69.89%
10.500 - 10.999..........          68      36,137,519.51           8.61      5.775        746         531,434.11        71.79
11.000 - 11.499..........         337     182,836,628.10          43.55      6.242        734         542,541.92        67.73
11.500 - 11.999..........         296     140,023,974.26          33.35      6.614        712         473,053.97        74.35
12.000 - 12.499..........          56      19,498,951.81           4.64      6.827        699         348,195.57        76.16
12.500 - 12.999..........          71      24,554,583.37           5.85      7.047        693         345,839.20        73.87
13.000 - 13.499..........          21       7,184,610.71           1.71      7.472        693         342,124.32        77.48
13.500 - 13.999..........           7       2,219,651.23           0.53      8.171        684         317,093.03        82.19
14.000 - 14.499..........           3         387,900.00           0.09      8.311        688         129,300.00        68.99
                            ---------    ---------------     -----------
    Total................         871    $419,863,853.31         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
     Mortgage Loans was approximately 11.488%.




                                      Initial Periodic Rate Cap for the Mortgage Loans(1)

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Initial Periodic            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Rate Cap (%)                Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
3.000....................           4    $  2,075,066.07           0.49%     6.418%       700        $518,766.52        79.23%
5.000....................         789     390,045,808.37          92.90      6.395        724         494,354.64        71.23
6.000....................          78      27,742,978.87           6.61      6.676        713         355,679.22        71.92
                            ---------    ---------------     -----------
    Total................         871    $419,863,853.31         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Mortgage Loans was approximately 5.056%.




                            Subsequent Periodic Rate Cap for the Mortgage Loans(1)



                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
Subsequent Periodic         Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Rate Cap (%)                Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
1.000....................          19    $  6,584,239.78           1.57%     6.640%       695        $346,538.94        78.27%
2.000....................         852     413,279,613.53          98.43      6.410        724         485,069.97        71.21
                            ---------    ---------------     -----------
    Total................         871    $419,863,853.31         100.00%
                            =========    ===============     ===========

---------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Mortgage Loans was approximately 1.984%.




                                          Origination Channel for the Mortgage Loans

                                                             Percent of                Weighted
                                          Aggregate          Aggregate     Weighted    Average       Average          Weighted
                            Number of     Principal          Principal     Average     FICO          Current          Average
                            Mortgage      Balance            Balance       Mortgage    Credit        Principal        Loan-to-
Origination Channel         Loans         Outstanding        Outstanding   Rate        Score         Balance          Value Ratio
-------------------------   ---------    ---------------     -----------   --------    --------      ---------        -----------
Conduit..................         175   $  64,139,872.69          15.28%     6.595%       713        $366,513.56        74.56%
Correspondent............         200     114,426,910.84          27.25      6.391        735         572,134.55        69.45
Consumer Direct..........         168      70,121,564.46          16.70      6.354        719         417,390.26        69.01
Mortgage Professionals...         328     171,175,505.32          40.77      6.386        722         521,876.54        72.30
                            ---------    ---------------     -----------
    Total................         871    $419,863,853.31         100.00%
                            =========    ===============     ===========


                        Description of the Certificates

General

         The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

         The Mortgage Pass-Through Certificates, Series 2007-AR9 will consist of the Class 1-A-1, Class 1-X, Class 2-A-1, Class 2-X, Class C-M, Class 3-A-1, Class 3-A-2, Class 3-X, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class P-1, Class P-2 and Class L Certificates. Only the classes of certificates listed on the cover page of this free writing prospectus (all of which are together referred to as the "offered certificates") are offered by this free writing prospectus.

         When describing the certificates in this free writing prospectus, we use the following terms:


                Designation                                             Classes of Certificates
        -----------------------------           --------------------------------------------------------------------------
            Senior Certificates                         Class 1-A-1, Class 1-X, Class 2-A-1, Class 2-X, Class C-M,
                                                        Class 3-A-1, Class 3-A-2, Class 3-X and Class A-R Certificates

                Subordinated                            Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
                Certificates                                                    Certificates

        Group 1 Senior Certificates                     Class 1-A-1, Class 1-X and Class A-R Certificates and Class
                                                                                C-M-1 Component

         Group 2 Senior Certificate                     Class 2-A-1 and Class 2-X Certificates and Class C-M-2 Component

        Group 3 Senior Certificates                     Class 3-A-1, Class 3-A-2 and Class 3-X Certificates

         Super Senior Certificates                      Class 1-A-1, Class 2-A-1 and Class 3-A-1 Certificates

           Support Components and                       Class C-M-1 Component, Class C-M-2 Component and Class 3-A-2
                Certificates                                                    Certificates

                 Components                             Class C-M-1 Component and Class C-M-2 Component

            Private Certificates                        Class B-4, Class B-5, Class B-6, Class P-1, Class P-2 and
                                                                                Class L Certificates

         The certificates are generally referred to as the following types:

                Class                                                           Type
        -----------------------------           --------------------------------------------------------------------------
        Class 1-A-1 Certificates:                                      Senior/Super Senior/Variable Rate

        Class 1-X Certificates:                                 Senior/Notional Amount/Interest Only/Fixed Rate

        Class 2-A-1 Certificates:                                      Senior/Super Senior/Variable Rate



                                      51



                Class                                                           Type
        -----------------------------           --------------------------------------------------------------------------
        Class 2-X Certificates:                                 Senior/Notional Amount/Interest Only/Fixed Rate

        Class C-M Certificates:                                     Senior/Support/Variable Rate/Component

        Class 3-A-1 Certificates:                                      Senior/Super Senior/Variable Rate

        Class 3-A-2 Certificates:                                        Senior/Support/Variable Rate

        Class 3-X Certificates:                                 Senior/Notional Amount/Interest Only/Fixed Rate

        Class A-R Certificates:                                              Senior/REMIC Residual

        Subordinated Certificates:                                         Subordinate/Variable Rate

        Class P-1 and Class P-2 Certificates:                                 Prepayment Charges

        Class L Certificates:                                                  Late Payment Fees


         The Class P-1, Class P-2, Class L, Class B-4, Class B-5 and Class B-6 Certificates (all of which are together are sometimes referred to as the "private certificates") are not offered by this free writing prospectus. The pass-through rate for each class of private certificates other than the Class P-1, Class P-2 and Class L Certificates will be calculated as described under "--Interest" in this free writing prospectus. The Class P-1, Class P-2 and Class L Certificates will not bear interest. The Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges and the Class L Certificates will be entitled to all late payment fees, received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates. The classes of offered certificates will have the respective initial Class Certificate Balances and initial Notional Amounts and pass-through rates set forth on the cover page or as described in this free writing prospectus. The initial Class Certificate Balances may vary in the aggregate by plus or minus 10%. Any information contained in this free writing prospectus with respect to the Class P-1, Class P-2, Class L, Class B-4, Class B-5 and Class B-6 Certificates is provided only to permit a better understanding of the offered certificates.

         The "Class Certificate Balance" of any class of certificates (other than the Class C-M Certificates and the Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

     o all amounts previously distributed to holders of certificates of that class as distributions of principal, and

     o the amount of Realized Losses (including Excess Losses) allocated to that class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of distribution priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

         In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P-1, Class P-2 and Class L Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

         The Notional Amount Certificates do not have a Class Certificate Balance and are not entitled to any distribution in respect of principal on the Mortgage Loans in any loan group.

         The senior certificates will have an initial aggregate Class Certificate Balance of approximately $393,625,100 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 93.75%. The

Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 2.20%, 1.45%, 0.90%, 0.90%, 0.45% and 0.35%, respectively.

         The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Component Classes

         Solely for purposes of calculating distributions and allocating losses, the Class C-M Certificates will be made up of two components having the designations and initial Component Balances set forth below as of the closing date:


                                                                                Initial Component Balance
                                                                                -------------------------
                        Designation                                                   (approximate)
                        -----------                                                   -------------

                Class C-M-1 Component....................................       $12,715,000

                Class C-M-2 Component....................................       $8,930,000



         The "Component Balance" with respect to any Class C-M Component as of any Distribution Date is the initial Component Balance of that component reduced by the sum of

     o all amounts previously distributed to that component of Class C-M Certificates as distributions of principal, and

     o the amount of Realized Losses (including Excess Losses) allocated to that component;

provided, however, that the Component Balance of a Class C-M Component to which Realized Losses have been allocated will be increased, by the amount of Subsequent Recoveries on the Mortgage Loans in the related loan group distributed as principal to the related certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Component Balance of that Class C-M Component.

         The "Class Certificate Balance" of the Class C-M Certificates on any Distribution Date will equal the aggregate Component Balance of the Class C-M Components on that Distribution Date. The Class C-M Components will not be separately transferable from the Class C-M Certificates. As used in this free writing prospectus, "Class C-M Component" will mean the Class C-M-1 Component or Class C-M-2 Component, as applicable. The Class C-M-1 Component will relate to loan group 1 and the Class C-M-2 Component will relate to loan group 2.

         References in this free writing prospectus to the aggregate Class Certificate Balance (or words of similar import) of the Senior Certificates in a senior certificate group include the Component Balance of the applicable Class C-M Component.

Notional Amount Certificates

         The Class 1-X Certificates do not have a Class Certificate Balance but will bear interest on their Notional Amount. The "Notional Amount" for the Class 1-X Certificates will equal the Class Certificate Balance of the Class 1-A-1 Certificates immediately prior to that Distribution Date.

         The Class 2-X Certificates do not have a Class Certificate Balance but will bear interest on their Notional Amount. The "Notional Amount" for the Class 2-X Certificates will equal the Class Certificate Balance of the Class 2-A-1 Certificates immediately prior to that Distribution Date.

         The Class 3-X Certificates do not have a Class Certificate Balance but will bear interest on their Notional Amount. The "Notional Amount" for the Class 3-X Certificates will equal the aggregate Class Certificate Balance of the Class 3-A-1 and Class 3-A-2 Certificates immediately prior to that Distribution Date.

Book-Entry Certificates

         The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Senior Certificates (other than the Class A-R Certificates) in minimum denominations representing Class Certificate Balances or Notional Amounts of $25,000 and integral multiples of $1 in excess thereof. Investors may hold such beneficial interests in the Class B-1, Class B-2 and Class B-3 Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1 in excess thereof. One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

         The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

         Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

         On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participant in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

         Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

         DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

         On or before the closing date, the Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds, prepayment charges and late payment fees for that Distribution Date and will deposit such amounts in the Distribution Account. The holders of the Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges, and the holders of the Class L Certificates will be entitled to all late payment fees, received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

         Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

Investments of Amounts Held in Accounts

         The Certificate Account. At the direction of the Servicer, all funds in the Certificate Account will be invested in permitted investments so long as such funds are received from the Servicer in a timely manner along with specific instructions as to how such funds are to be invested. All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein. The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

         Distribution Account. Funds on deposit in the Distribution Account will not be invested.

Fees and Expenses

         The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:


   Type / Recipient (1)                    Amount                  General Purpose                  Source (2)
-------------------------    ------------------------------------  ---------------  ---------------------------------------------

Fees

Servicing Fee / Servicer     Either 0.250% or 0.375% per annum of   Compensation    Interest collected with respect to each
                             the Stated Principal Balance of each                   Mortgage Loan and any Liquidation Proceeds or
                             Mortgage Loan (3)                                      Subsequent Recoveries that are allocable to
                                                                                    accrued and unpaid interest (4)
Additional Servicing         o  Prepayment Interest Excess          Compensation    Interest collections with respect to certain
Compensation / Servicer                                                             Mortgage Loans that prepay in full
                             o  All assumption fees and other       Compensation    Payments made by obligors with respect to the
                                similar charges (excluding                          Mortgage Loans
                                prepayment charges and late
                                payment fees)
                             o  All investment income earned on     Compensation    Investment income related to the Certificate
                                amounts on deposit in the                           Account
                                Certificate Account.
                             o  Excess Proceeds (5)                 Compensation    Liquidation Proceeds and Subsequent Recoveries

Trustee Fee / trustee        0.0075% per annum of the Stated        Compensation    Amounts in respect of interest on the
                             Principal Balance of each Mortgage                     Mortgage Loans
                             Loan
Expenses

Insurance expenses /         Expenses incurred by the Servicer      Reimbursement   To the extent the expenses are covered by an
Servicer                                                            of Expenses     insurance policy with respect to the Mortgage
                                                                                    Loan

Advances / Servicer          To the extent of funds available,      Reimbursement   With respect to each Mortgage Loan, late
                             the amount of any advances.            of Expenses     recoveries of the payments of the costs and
                                                                                    expenses, Liquidation Proceeds, Subsequent
                                                                                    Recoveries, purchase proceeds or repurchase
                                                                                    proceeds for that Mortgage Loan (6)
Indemnification expenses /   Amounts for which the seller, the    Indemnification   Amounts on deposit on the Certificate Account
the Seller, the Servicer     Servicer and the depositor are                         on any Distribution Account Deposit Date,
and the depositor            entitled to indemnification (7)                        following the transfer to the Distribution
                                                                                    Account



     Type / Recipient (1)           Frequency
-------------------------       -------------------
Fees

Servicing Fee / Servicer           Monthly



Additional Servicing            Time to time
Compensation / Servicer
                                Time to time



                                   Monthly


                                Time to time

Trustee Fee / trustee              Monthly


Expenses

Insurance expenses /            Time to time
Servicer

Advances / Servicer             Time to time




Indemnification expenses /         Monthly
the Seller, the Servicer
and the depositor




(1) If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3) The Servicing Fee Rate for each Mortgage Loan will equal either 0.250% or 0.375% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses.

Distributions

         Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in May 2007 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" is the last business day of the month immediately preceding the month of such Distribution Date for all certificates.

         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

         As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date, and, in certain circumstances, from any Available Funds from the other loan groups remaining after distribution to the senior certificates related to such loan groups. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case, after giving effect to distributions on all classes of senior certificates in the following order of priority:

     o to current and unpaid interest on each class or component of senior certificates in the related senior certificate group, pro rata based on their respective interest distribution amounts;

     o to principal on the classes and component of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates--Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and component of certificates in the related senior certificate group on the Distribution Date;

     o from Available Funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to
          (x) any distributions that may be required to be made as described in this free writing prospectus under "--Cross-Collateralization" and (y) the limitations set forth in this free writing prospectus under "Description of the Certificates--Principal;" and

     o    any remaining amounts to the Class A-R Certificates.

          "Available Funds" for a loan group for any Distribution Date will be equal to the sum of

     o all scheduled installments of interest (net of the Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and
          (b) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group;

     o all partial or full prepayments with respect to the Mortgage Loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and the related Compensating Interest; and

     o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the Seller or the Servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

         The classes of offered certificates will have the respective pass-through rates set forth on the cover page of this free writing prospectus or as described below.

         The pass-through rate for the Class 1-A-1 Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans minus the pass-through rate for the Class 1-X Certificates. The pass-through rate for the Class 1-A-1 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.522523% per annum.

         The pass-through rate for the Class A-R Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans. The pass-through rate for the Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.822523% per annum.

         The pass-through rate for the Class 1-X and Class 2-X Certificates for the interest accrual period related to each Distribution Date will equal
(x) up to an including the Distribution Date in April 2014, 0.300000% per annum and (y) any Distribution Date thereafter, 0.000000% per annum.

         The pass-through rate for the Class 2-A-1 Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 2 Mortgage Loans minus the pass-through rate for the Class 2-X Certificates. The pass-through rate for the Class 2-A-1 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.083048% per annum.

         The pass-through rate for the Class 3-A-1 and Class 3-A-2 Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 3 Mortgage Loans minus the pass-through rate for the Class 3-X Certificates. The pass-through rate for those certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.000000% per annum.

         The pass-through rate for the Class 3-X Certificates for the interest accrual period related to each Distribution Date will equal (x) up to and including the Distribution Date in April 2017, 0.188493% per annum and (y) any Distribution Date thereafter, 0.000000% per annum.

         The pass-through rate for the Class C-M Certificates for the interest accrual period related to each Distribution Date will equal the weighted average of the pass-through rates on the Class C-M Components. The pass-through rate for a Class C-M Component for the interest accrual period for any Distribution Date will be the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the related loan group. The pass-through rate for the Class C-M Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.053777% per annum.

         The "Weighted Average Adjusted Net Mortgage Rate" for a loan group and any Distribution Date means a per annum rate equal to the average of the adjusted net mortgage rate of each Mortgage Loan in that loan group, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period that ends during such Due Period).

         The "Due Period" means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

         The pass-through rate for each class of subordinated certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the sum of the following for each loan group: the product of (x) the Weighted Average Adjusted Net Mortgage Rate of the related Mortgage Loans in that loan group as of the first day of the prior calendar month and (y) a fraction, the numerator of which is the related Assumed Balance immediately prior to that Distribution Date, and the denominator of which is the sum of the Assumed Balances for each loan group immediately prior to that Distribution Date.

         On each Distribution Date, to the extent of funds available, each interest-bearing class and component of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "interest distribution amount" for any interest-bearing class and component will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance, Notional Amount or Component Balance, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called "unpaid interest amounts").

         With respect to each Distribution Date for all of the interest-bearing classes, the "interest accrual period" will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

         The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

     o any net prepayment interest shortfalls for that loan group and Distribution Date and

     o the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

          Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes or component of the related senior certificates and the classes of subordinated certificates on such Distribution Date, based on the amount of interest each such class or component of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

         For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "Assumed Balance" for a Distribution

Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate Stated Principal Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date). Notwithstanding the foregoing, on any Distribution Date after the second Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

         A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local laws.

         With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that Distribution Date and loan group and (y) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfall for that loan group. A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

         If on any Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "--Priority of Distributions Among Certificates" are insufficient to make a full distribution of the interest entitlement on the group of certificates related to that loan group, interest will be distributed on each class and component of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class and component of certificates in that certificate group will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Principal

         Principal Amount. On each Distribution Date, the Principal Amount for each loan group will be distributed as principal with respect to the related senior certificates (other than the Notional Amount Certificates) in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount for that loan group.

         The "Principal Amount" for any Distribution Date and loan group will equal the sum of:

         (a) all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

         (b) the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan in that loan group that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

         (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

         (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

         (e) with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

         (f) all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loans in that loan group that was repurchased due to modification of the Mortgage Loan in lieu of refinancing,

         (g) (A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries in that loan group that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, any such Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

         Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the classes and components of senior certificates as follows:

         (a)      with respect to loan group 1, in the following priority:

                  (i) to the Class A-R Certificates until its Class Certificate Balance is reduced to zero;

                  (ii) concurrently, to the Class 1-A-1 Certificates and Class C-M-1 Component, pro rata, until the Class Certificate Balance and Component Balance thereof are reduced to zero; and

         (b) with respect to loan group 2, concurrently, to the Class 2-A-1 Certificates and Class C-M-2 Component, pro rata, until the Class Certificate Balance and Component Balance thereof are reduced to zero; and

         (c) with respect to loan group 3, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until the Class Certificate Balances thereof are reduced to zero.

         "Prepayment Period" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

         "Stated Principal Balance" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and to liquidation proceeds allocable to principal received in the prior calendar month and prepayments received through the last day of the Prepayment Period in which the Due Date occurs. The "pool principal balance" equals the aggregate Stated Principal Balance of the Mortgage Loans.

         The "Senior Principal Distribution Amount" for a loan group for any Distribution Date will equal the sum of

                  (i) the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and Distribution Date,

                  (ii) for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

                           (a) the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

                           (b) either

                                    (x)     if no Excess Losses were sustained
                                            on a Liquidated Mortgage Loan
                                            during the preceding calendar
                                            month, the Senior Prepayment
                                            Percentage of the amount of the
                                            liquidation proceeds allocable to
                                            principal received on the Mortgage
                                            Loan or

                                    (y)     if an Excess Loss was sustained on
                                            the Liquidated Mortgage Loan
                                            during the preceding calendar
                                            month, the Senior Percentage of
                                            the amount of the liquidation
                                            proceeds allocable to principal
                                            received on the Mortgage Loan, and

                  (iii) the Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss; provided further, however, that on any Distribution Date after the second Senior Termination Date, the Senior Principal Distribution Amount for the remaining certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the issuing entity, as opposed to only the Mortgage Loans in the related loan group.

         The "Senior Percentage" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group immediately before the Distribution Date and the denominator of which is the aggregate Stated Principal Balance of each Mortgage Loan in the related loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received on the related Mortgage Loans in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately prior to such Distribution Date.

         For any Distribution Date on and prior to the second Senior Termination Date, the "Subordinated Percentage" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the second Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

         The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The Subordinated Prepayment Percentage for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage for that Distribution Date.

         The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of any senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the Mortgage Loans:

     o the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six-month period), as a percentage of (a) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date does not equal or exceed 50%, and

     o cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed

          o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the related Mortgage Loans as of the Cut-off Date or (ii) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "original subordinate principal balance"),

          o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

          o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

          o commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

          o commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

         The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

         Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in April 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of an amount equal to 100% minus the related Senior Percentage for that Distribution Date and (y) after the Distribution Date in April 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated

Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "Two Times Test"), the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

         The "Aggregate Subordinated Percentage" for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

         If on any Distribution Date the allocation to the class, classes or component of senior certificates then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance or Component Balance of the class, classes or component below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Cross-Collateralization

         Cross-Collateralization due to disproportionate principal payments. On each Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the second Senior Termination Date, all principal on the Mortgage Loans in the loan group related to the senior certificate group that will have been paid in full will be distributed on a pro rata basis, based on the Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated Percentage for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%. If principal from one loan group is distributed to the senior certificates of another loan group according to this paragraph, the subordinated certificates will not receive that principal amount on the Distribution Date.

         Cross-Collateralization due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, after giving effect to distributions to be made on that Distribution Date, is greater than the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (any such group, the "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized Group, until the aggregate Class Certificate Balance of the senior certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan groups remaining after all required amounts for that Distribution Date have been distributed to the senior certificates of that related senior certificate group. If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the senior certificates in each senior certificate group exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans for each related Undercollateralized Group. If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distribution will be allocated among such senior certificate groups, pro rata, based upon the aggregate Class Certificate Balance of the related senior certificates. Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

         All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

         Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from each loan group (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from each loan group for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

         With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates that have higher numerical class designations than that class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

         The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before that Distribution Date.

         The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

                         Class B-1..........................       6.25%
                         Class B-2..........................       4.05%
                         Class B-3..........................       2.60%
                         Class B-4..........................       1.70%
                         Class B-5..........................       0.80%
                         Class B-6..........................       0.35%

         The "Subordinated Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of:

     o the Subordinated Percentage for that loan group of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and that Distribution Date,

     o for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan, as of the Due Date in the month preceding the month of that Distribution Date, and

     o the Subordinated Prepayment Percentage for that loan group of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and that Distribution Date.

         On any Distribution Date after the second Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.

         Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after payment of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above and, after the final distribution has been made with respect to the certificates. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

         On each Distribution Date, any Realized Loss, other than Excess Losses, on the Mortgage Loans will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the senior certificates (other than the Notional Amount Certificates) of the related senior certificate group as follows: (1) any Realized Losses, other than Excess Losses, on the Group 1 Mortgage Loans will be allocated, sequentially, to the Class C-M-1 Component and Class 1-A-1 Certificates, in that order, until the Component Balance and Class Certificate Balance thereof are reduced to zero; (2) any Realized Losses, other than Excess Losses, on the Group 2 Mortgage Loans will be allocated sequentially, to the Class C-M-2 Component and Class 2-A-1 Certificates, in that order, until the Component Balance and Class Certificate Balance thereof are reduced to zero; and (3) any Realized Losses, other than Excess Losses, on the Group 3 Mortgage Loans will be allocated sequentially, to the Class 3-A-2 and Class 3-A-1 Certificates, in that order, until the Class Certificate Balances thereof are reduced to zero.

         On each Distribution Date, Excess Losses on the Mortgage Loans in a loan group will be allocated among the classes of senior certificates of the related senior certificate group and the classes of subordinated certificates of the related subordinated certificate group as follows:

     o the applicable Senior Percentage of such Excess Loss will be allocated among the classes and component of senior certificates (other than the Notional Amount Certificates) in that senior certificate group, pro rata, based on their Class Certificate Balances and Component Balance and

     o the applicable Subordinated Percentage of such Excess Loss will be allocated among the classes of subordinated certificates, pro rata, based on each class' share of the Assumed Balance for the applicable loan group.

         The "Senior Credit Support Depletion Date" is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

         Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

         In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

         A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy.

         "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

         The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P-1, Class P-2 and Class L Certificates.

                              Credit Enhancement

Subordination

         Any Realized Losses on the Mortgage Loans that are allocable to the senior certificates will be allocated among the related classes and component of senior certificates as specified under "Description of the Certificates - Allocation of Losses" in this free writing prospectus.

         The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related senior certificates and the rights of the holders of each class of related subordinated certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the related subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs.

         The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

     o Special Hazard Losses in an initial amount expected to be up to approximately $6,000,000 (the "Special Hazard Loss Coverage Amount"),

     o Bankruptcy Losses in an initial amount expected to be up to approximately $100,000 (the "Bankruptcy Loss Coverage Amount") and

     o Fraud Losses in an initial amount expected to be up to approximately $12,595,916 (the "Fraud Loss Coverage Amount").

         The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of:

     o that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the closing date, or

     o    the greatest of

          o    1% of the aggregate of the principal balances of the Mortgage
               Loans,

          o    twice the principal balance of the largest Mortgage Loan and

          o the aggregate principal balances of the Mortgage Loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area.

         All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

         The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the certificates. In addition, the Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off Date, to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of:

     o 1.00% of the then current pool principal balance, in the case of the first, second, third and fourth such anniversary, and

     o    the excess of

          o the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over

          o the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

         The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates.

         The amount of coverage provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

         A "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.